                                                                   Exhibit 10.17

================================================================================

                         KHANTY MANSIYSK OIL CORPORATION

                       NOTE AND WARRANT PURCHASE AGREEMENT

                                October 10, 1997

================================================================================

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                    ARTICLE I

                                PURCHASE AND SALE

SECTION 1.1. Purchase and Sale of Notes ................................   1
SECTION 1.2. Purchase and Sale of Warrants .............................   2
SECTION 1.3. Consideration .............................................   2
SECTION 1.4. Closing ...................................................   2
SECTION 1.5. Warrant Adjustments .......................................   2

                                   ARTICLE II

                             TERMS OF THE SECURITIES

SECTION 2.1.  Interest on Notes ........................................   3
SECTION 2.2.  Payments and Computation .................................   3
SECTION 2.3.  Redemption of Notes ......................................   4
SECTION 2.4.  Registration, Exchange and Replacement of Securities .....   5
SECTION 2.5.  Restrictions on Payment of Dividends .....................   6

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.1.  Corporate Organization ...................................   6
SECTION 3.2.  Capital Stock ............................................   7
SECTION 3.3.  Issuance of Securities ...................................   8
SECTION 3.4.  Authorization, Etc. ......................................   8
SECTION 3.5.  Financial Statements .....................................   8
SECTION 3.6.  Absence of Undisclosed Liabilities .......................   9
SECTION 3.7.  No Approvals or Conflicts ................................  10
SECTION 3.8.  Compliance with Law; Governmental Authorizations .........  10
SECTION 3.9.  Reserve Summary ..........................................  10
SECTION 3.10. Title ....................................................  11
SECTION 3.11. Litigation or Other Proceedings ..........................  11
SECTION 3.12. Taxes ....................................................  12
SECTION 3.13. Labor Relations ..........................................  12
SECTION 3.14. Patents, Trademarks, Trade Names, Etc ....................  13

SECTION 3.15. Environmental Matters ....................................  13
SECTION 3.16. Insurance ................................................  13
SECTION 3.17. Contracts, Agreements, Commitments and Other Matters .....  14
SECTION 3.18. No Affiliate Ownership ...................................  16
SECTION 3.19. No Prepayments Made or Refunds Owed ......................  16
SECTION 3.20. Absence of Certain Changes or Events .....................  17
SECTION 3.21. Drilling Obligations .....................................  19
SECTION 3.22. Development Operations ...................................  19
SECTION 3.23. Accounts Payable .........................................  19
SECTION 3.24. No Brokers' or Other Fees ................................  19
SECTION 3.25. Regulatory Authority .....................................  19
SECTION 3.26. Full Disclosure ..........................................  19
SECTION 3.27. Foreign Corrupt Practices Act ............................  19
SECTION 3.28. Employee Benefit Matters .................................  20
SECTION 3.29. Investment Agreement .....................................  20

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

SECTION 4.1.  Information Received .....................................  21
SECTION 4.2.  Investment Experience ....................................  21
SECTION 4.3.  Nondistributive Intent ...................................  21
SECTION 4.4.  Securities not Registered ................................  21
SECTION 4.5.  Accredited Investor ......................................  21
SECTION 4.6.  Legend on Securities .....................................  22
SECTION 4.7.  Acknowledgment of Risk ...................................  22
SECTION 4.8.  Organization .............................................  22
SECTION 4.9.  Authorization ............................................  22
SECTION 4.10. Brokers' Fees ............................................  22

                                    ARTICLE V

                              CONDITIONS TO CLOSING

SECTION 5.1. Conditions to Obligations of Purchasers ...................  23
SECTION 5.2. Conditions to Obligations of Company ......................  24
SECTION 5.3. Waiver ....................................................  25

                                   ARTICLE VI

                               CLOSING DELIVERIES

SECTION 6.1. By the Company ............................................  25
SECTION 6.2. By the Purchaser ..........................................  26

                                   ARTICLE VII

                            COVENANTS OF THE PARTIES

SECTION 7.1.  Negative Covenants .......................................  27
SECTION 7.2.  Affirmative Covenants ....................................  29
SECTION 7.3.  Financial Information ....................................  31
SECTION 7.4.  Use of Proceeds ..........................................  31
SECTION 7.5.  Access to Books and Records; Cooperation .................  31
SECTION 7.6.  Publicity ................................................  32
SECTION 7.7.  Filings and Consents .....................................  32
SECTION 7.8.  Conduct of Business ......................................  32
SECTION 7.9.  Covenant to Satisfy Conditions ...........................  32
SECTION 7.10. Due Diligence ............................................  32
SECTION 7.11. Withholding Taxes ........................................  33
SECTION 7.12. Other Investors ..........................................  33
SECTION 7.13. Other Agreements .........................................  33

                                  ARTICLE VIII

                               REGISTRATION RIGHTS

SECTION 8.1.  Registration Rights Agreement ............................  33

                                   ARTICLE IX

                                    TRANSFER

SECTION 9.1.  Transfer .................................................  33
SECTION 9.2.  Right of First Offer .....................................  33
SECTION 9.3.  Non-Transferability of Negative Covenants ................  34
SECTION 9.4.  Restrictions on Transfers; Certain Permitted Transfers ...  35

                                    ARTICLE X

                                 INDEMNIFICATION


SECTION 10.1. Indemnity ................................................  36

                                   ARTICLE XI

                                EVENTS OF DEFAULT

SECTION 11.1. Events of Default ........................................  38
SECTION 11.2. Optional Acceleration of Maturity ........................  39
SECTION 11.3. Automatic Acceleration ...................................  40

                                   ARTICLE XII

                                   TERMINATION

SECTION 12.1. Termination ..............................................  40
SECTION 12.2. Effect of Termination ....................................  41
SECTION 12.3. Procedure and Effect of Termination ......................  41

                                  ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.1. Waivers and Amendments ...................................  42
SECTION 13.2. Governing Law ............................................  42
SECTION 13.3. Survival .................................................  42
SECTION 13.4. Successors and Assigns ...................................  42
SECTION 13.5. Entire Agreement .........................................  43
SECTION 13.6. Notices ..................................................  43
SECTION 13.7. Expenses; Reports ........................................  44
SECTION 13.8. Attorneys' Fees ..........................................  44
SECTION 13.9. Severability .............................................  44
SECTION 13.10. Captions ................................................  44
SECTION 13.11. Counterparts ............................................  44
SECTION 13.12. Knowledge ...............................................  45

                                TABLE OF CONTENTS

EXHIBITS
--------

Exhibit A   -     Form of Note
Exhibit B   -     Form of Warrant Certificate
Exhibit C   -     Other Investors
Exhibit D   -     Financial Statements
Exhibit E   -     Ryder Scott Reserve Summary
Exhibit F   -     Risk Factors Memorandum
Exhibit G   -     Opinion of Company Counsel
Exhibit H   -     Opinion of Salans, Hertzfeld & Heilbronn
Exhibit I   -     Opinion of King & Spalding
Exhibit J   -     Shareholder Agreement
Exhibit K   -     Registration Rights Agreement
Exhibit L   -     Voting and Transfer Agreement
Exhibit M   -     Disclosure Schedule

                             TABLE OF DEFINED TERMS

Defined Term                             Section

Adjusted Equity Value                    1.5
Adjusted Exercise Price                  1.5
Adjustment Cut-Off Date                  1.5
Adjustment Notice                        1.5
Assets                                   3.10(c)
Business Day                             2.2(c)
C1 Default                               7.2(a)
Chernogorskoye                           3.5(b)
Chernogorskoye Financial Statements      3.5(b)
Closing Date                             1.4
Closing                                  1.4
Common Stock                             First Recital
Company                                  Preamble
Competing Transaction                    12.1(d)
Contract                                 3.3
Cut-Off Date                             7.9
Determination Date                       7.2(a)
Disclosure Schedule                      1.5
Disputed Amount                          1.5(c)
Encumbrances                             3.2
Environmental Laws                       3.15
ERISA                                    3.13
Evaluated Properties                     3.9
Event of Default                         11.1
Excess Liabilities                       1.5
Expense Reimbursement Amount             12.2(a)
FCPA                                     3.27
Financial Statement                      3.5
Financing                                Second Recital
FMV                                      7.2(a)
Indebtedness                             7.1(k)
Initial Equity Value                     1.5
Initial Value                            7.2(a)
Intellectual Property                    3.15
Investment Agreement                     3.29
IPO                                      2.3(a)
June Unaudited Balance Sheet             3.5
KMNGG                                    3.29
Liability                                3.6
Majority Note Holders                    2.3(a)
Majority Subsidiaries                    3.1

                             TABLE OF DEFINED TERMS

Defined Term                             Section

Material Adverse Effect                  3.1
Material Contracts                       3.17(a)
Minority Subsidiaries                    3.1
Multiemployer Plan                       3.28(b)
Multiple Employer Plan                   3.28(b)
Notes                                    First Recital
Offer                                    9.2(a)
Offered Securities                       9.2(a)
Other Agreements                         7.13
Other Investors                          Second Recital
Permitted Transferee                     9.4(a)
person                                   3.2
Plans                                    3.28(a)
Public Disclosures                       7.6
Purchaser                                Preamble
Redemption Price                         2.3(a)
Related Agreements                       3.4
Registration Rights Agreement            6.1(d)
Reserve Summary                          3.9
Reserves                                 7.2(a)
Ryder Scott                              3.9
Securities                               First Recital
Securities Act                           4.4
Shareholder Agreement                    6.1(c)
Stock-Related Instruments                3.2
Stockholders                             3.2
Subsidiaries                             3.1
Tax Return                               3.12(c)
Taxes                                    3.12(b)
Termination Fee                          12.2(b)
Valuation Event                          1.5(b)
Voting Agreement                         6.1(e)
Waldo                                    3.29
Warrants                                 First Recital

                       NOTE AND WARRANT PURCHASE AGREEMENT

      This Note and Warrant Purchase Agreement (the "Agreement") is made as of the 10th day of October, 1997, by and between Khanty Mansiysk Oil Corporation, a Delaware corporation (the "Company"), and Khanty Holdings LLC, a Delaware limited liability company (the "Purchaser").

                                    RECITALS

      WHEREAS, the Company wishes to sell to the Purchaser (i) one or more notes of the Company, substantially in the form of Exhibit A hereto (individually, a "Note" and, collectively, the "Note"), in the aggregate principal amount of $30,000,000 and (ii) warrants to acquire 66,667 shares of common stock, no par value per share (the "Common Stock"), of the Company at an exercise price of $450 per share, substantially in the form of Exhibit B hereto (the "Warrants" and, together with the Notes, the "Securities");

      WHEREAS, the proceeds of the sale of the Securities to the Purchaser shall constitute only a portion of the $55,000,000 financing presently being conducted by the Company (the "Financing") and pursuant to which the investors listed on Exhibit C (the "Other Investors") shall be entitled to participate, in an aggregate amount not to exceed $25,000,000, by purchasing notes and warrants substantially similar to the Securities;

      WHEREAS, the proceeds of the financing will be used in part to finance the Company's acquisition of KMNGG (as defined herein) and related matters; and

      WHEREAS, the Purchaser wishes to purchase the Securities from the Company;

      NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

                                    AGREEMENT

                                    ARTICLE I

                                PURCHASE AND SALE

      SECTION 1.1. Purchase and Sale of Notes. Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, one or more Notes in the aggregate principal amount of $30,000,000. Each Note shall be substantially in the form of Exhibit A, and shall be dated the Closing Date (as defined below).

      SECTION 1.2. Purchase and Sale of Warrants. Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, Warrants to purchase 66,667 shares of Common Stock at an exercise price of $450 per share, subject to adjustment as provided below in Section 1.5.

      SECTION 1.3. Consideration. Upon the terms and subject to the conditions set forth in this Agreement, and in consideration of the sale and delivery of the Securities, on the Closing Date Purchaser shall pay to the Company cash in the amount equal to Thirty Million Dollars ($30,000,000) by wire transfer of immediately available funds to an account designated by the Company.

      SECTION 1.4. Closing. The consummation of the purchase and sale of the Securities (the "Closing") shall occur, subject to the satisfaction or waiver of the conditions set forth in Article V, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 on October 15, 1997, at 9:00 a.m. local time, or otherwise as the parties may agree (the "Closing Date"). At the Closing, the parties shall make the deliveries and take the other actions contemplated by Sections 6 and 13.7.

      SECTION 1.5. Warrant Adjustments. (a) Prior to March 31, 1998 ("Adjustment Cut-Off Date"), the Company shall have prepared and delivered to the Purchaser audited financial statements of the Company for the quarter ended September 30, 1997, which shall include an audit of the estimated liabilities set forth in
Section 1.5 of the Disclosure Schedule attached hereto as Exhibit M (the "Disclosure Schedule"), audited by one of the accounting firms listed in Section
1.5 of the Disclosure Schedule. If the actual liabilities of the Company as of the Closing Date based on such audited financial statements (immediately prior to the acquisition of KMNGG and excluding the liabilities of KMNGG and excluding any fees and expenses incurred by the Company in connection with the consummation of the transactions contemplated by this Agreement as listed in
Section 1.5(a) of the Disclosure Schedule) exceeded the estimated liabilities by an amount greater than $500,000 (such excess liabilities referred to herein as the "Excess Liabilities"), then the exercise price of the Warrants and the total number of shares of Common Stock purchasable under the Warrants shall be adjusted such that (i) the exercise price of the Warrants immediately prior to the Adjustment Cut-Off Date shall be reduced proportionately with the amount of the decrease in equity value of the Company from the Initial Equity Value to the Adjusted Equity Value (the "Adjusted Exercise Price"), and (ii) the number of shares of Common Stock purchasable pursuant to the Warrants immediately prior to the Adjustment Cut-Off Date shall be adjusted such that the Warrant holder may receive upon the exercise of the Warrants a number of shares of Common Stock equal to the aggregate exercise price of the Warrants prior to the Adjustment Cut-Off Date divided by the per share Adjusted Exercise Price. For purposes of this Section 1.5, "Initial Equity Value" shall be $103,860,378, and the "Adjusted Equity Value" of the Company shall be determined by subtracting from the Initial Equity Value the amount of the Excess Liabilities. The Company shall deliver, along with the audited financial statements under this Section 1.5(a), a notice to the Warrant holder as to the amount, if any, of the Excess Liabilities and the amount, if any, of the Warrant Adjustment (the "Adjustment Notice").

      (b) If the Company fails to increase its economic interest in KMNGG to at least 89% prior to the occurrence of any event or transaction that involves a sale, issuance or exchange of the Common Stock, a sale or exchange of a substantial portion of the assets of the Company, a distribution of the Common Stock or any other commercial transaction on account of which a market value of the Company is determinable (a "Valuation Event"), then the exercise price of the Warrants and the total number of shares of Common Stock purchasable under the Warrants shall be adjusted such that (i) the exercise price of the Warrants immediately prior to the Valuation Event shall be reduced by the percentage equal to 90% of the percentage difference between 89% and the Company's actual economic interest in KMNGG immediately prior to the Valuation Event, and (ii) the number of shares of Common Stock purchasable pursuant to the Warrants immediately prior to the Valuation Event shall be adjusted such that the Warrant holder may receive upon the exercise of the Warrants a number of shares of Common Stock equal to the aggregate exercise price of the Warrants immediately prior to the Valuation Event divided by the per share adjusted exercise price under clause (i) above. If the cost to the Company of increasing its economic interest in KMNGG exceeds $1 million, then the adjustments under this Section 1.5(b) shall be made as if the Company's actual economic interest in KMNGG immediately prior to the Valuation Event is 85%; provided, however, any amounts paid for the purchase of KMNGG capital stock issued to KMOC directly from KMNGG shall be excluded from the calculation of such $1 million.

                                   ARTICLE II

                             TERMS OF THE SECURITIES

      SECTION 2.1. Interest on Notes. The Company shall pay interest on the unpaid principal amount of the Notes from the date of the Notes until such principal amount shall be paid in full, at a rate equal to 10% per annum. Accrued interest on the Notes shall be payable quarterly on September 30, December 31, March 31 and June 30 of each year until such Notes are paid in full with the first such payment due on December 31, 1997. Accrued interest shall be payable, at the Company's option, in either cash or Common Stock or a combination thereof. If all or any portion of such interest is paid in Common Stock, each share of Common Stock shall be valued for this purpose as being equal to the exercise price of the Warrants at the time of such payment.

      SECTION 2.2. Payments and Computation. (a) The Company shall make each payment of interest in respect of the Notes not later than 12:00 noon, New York City time, on the day when due by wire transfer in immediately available funds to the account specified by the holder of record of the Notes or by delivery of stock certificates representing shares of Common Stock to the holder of record of the Notes, as the case may be.

      (b) All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) elapsed.

      (c) Whenever any payment under this Agreement or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. "Business Day" means a day other than a Saturday, Sunday, legal holiday or other day on which banks in New York, New York are required or authorized by law to be closed for business.

      SECTION 2.3. Redemption of Notes. (a) The Company shall redeem all of the Notes in accordance with this Section 2.3 in cash at a price (the "Redemption Price") equal to the principal amount of the Notes plus all accrued and unpaid interest thereon, if any, to the date fixed for such redemption either (i) upon the occurrence of an initial public offering of the Company's Common Stock (an "IPO"), or (ii) upon the request of the holders of a majority of the notes (in principal amount) issued pursuant to the Financing (the "Majority Note Holders") at any time after the fifth anniversary of the Closing Date, or (iii) prior to or in connection with a registered public offering of the Company's Common Stock that is initiated by Brunswick Fitzgibbons Trust Company LLC pursuant to the exercise of its demand registration rights; provided, however, in the case of an IPO the Company shall redeem as great a principal amount of Notes on a pro rata basis among the note holders as the net proceeds from the IPO shall permit.

      (b) The Company shall give notice of the redemption to the holders of the Notes by mailing notice of such redemption by first class mail, postage prepaid, at least 15 days and not more than 30 days prior to the date fixed for redemption. The date fixed for redemption shall be, in the case of an IPO, 15 days following the date of the closing of the IPO, and in the case of a redemption requested by the Majority Note Holders subsequent to the fifth anniversary of the Closing Date, within 70 days of receipt by the Company of such request. The notice of redemption to each such holder shall specify (i) the principal amount of the Notes held by such holder to be redeemed, (ii) the date fixed for redemption, (iii) the redemption price, (iv) the place or places of payment (at least one of which must be New York City), (v) that payment will be made upon presentation and surrender of such Notes and (vi) that interest, if any, accrued to the date fixed for redemption will be paid as specified in such notice.

      (c) If notice of redemption has been given as provided in (b) above, the Notes specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the Redemption Price, and on and after said date (unless the Company shall default in the payment of such Notes at the Redemption Price) interest, if any, on the Notes so called for redemption shall cease to accrue, and the holders of the Notes shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment specified in the notice, such Notes shall be paid and redeemed by the Company at the Redemption Price.

      (d) If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price shall, until paid or duly provided for, bear interest (i) for a period of 45 days subsequent to the date fixed for redemption at an annual rate of 12% and (ii) following such 45 day period at an annual rate of 18%.

      (e) The rights and priorities of the holders of the notes issued pursuant to the Financing with respect to payment of interest and principal shall be pari passu with the rights and priorities of all other holders of notes issued pursuant to the Financing, except with respect to rights granted to Purchaser in the Warrant to apply principal of the notes of the Company held by Purchaser towards the exercise price of warrants of the Company held by Purchaser when converting such warrants into common stock of the Company pursuant to the exercise of its tag along rights under the Voting Agreement.

      SECTION 2.4. Registration, Exchange and Replacement of Securities.

      (a) Registration of Notes; Registration of Transfer and Exchange of Notes.

            (i) All Notes issued from time to time under this Agreement shall be registered as provided in this Agreement. The Company will keep at its office appropriate books for the registration and registration of transfer and exchange of Notes. The Company will register the Notes and transfers and exchanges of the Notes under the provisions of this Agreement at such office, but only if such transfers are in compliance with Article IX hereof.

            (ii) Whenever any Note or Notes shall be presented at such office for exchange or registration of transfer, subject to compliance with
      Article IX hereof, the Company at its expense shall execute and, in exchange and upon cancellation of the Note, shall deliver a new Note or Notes, registered in such name or names and in such denominations of $1,000 or any integral multiple thereof as may be requested, in the same aggregate principal amount and dated the date to which interest has been paid on the Note or Notes so surrendered, or, if no interest has yet been so paid, then dated the date of the Note or Notes so surrendered; provided, however, that no transfer of any Note shall be registered unless the transfer is evidenced by a written instrument of transfer, in form reasonably satisfactory to the Company, executed by the registered owner of such Note or by his authorized attorney. All Notes issued upon any exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such exchange.

      (b) Replacement of Security. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Security and of indemnity and security or bond satisfactory to it, the Company at its expense will execute and deliver in replacement of such Security a new Security of like tenor, registered in the same manner and in the same amount as the Security being replaced and with respect to any Note, in the unpaid principal amount, dated the date to which interest has been paid on such Note, or, if no interest has yet been so paid, then dated the date of such Note.

      SECTION 2.5. Restrictions on Payment of Dividends. The Company shall not pay, declare or set aside any sums for the payment of, any dividends, or make any distributions on any shares of its capital stock or other equity securities of the Company unless the Company has paid interest on the Notes pursuant to
Section 2.1 in cash for the twelve month period preceding such dividend or distribution.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to the Purchaser as follows:

      SECTION 3.1. Corporate Organization. Each of the Company and each Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each Subsidiary has full corporate power and authority to own its properties and assets and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification, all of which jurisdictions are listed in Section 3.1 of the Disclosure Schedule, except jurisdictions in which the failure to be so qualified or licensed (i) would not have a material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or (ii) based upon information available to the Company, would not reasonably be expected to have a material adverse effect on the prospects of the Company and the Subsidiaries, taken as a whole (other than an effect that would arise from general industry, political or economic conditions or government policies), (hereinafter referred to as a "Material Adverse Effect"). The Company has delivered to the Purchaser true, correct and complete copies of the Certificate of Incorporation and Bylaws, or similar corporate governance documents, of the Company and of each Subsidiary as presently in effect. Section 3.1 of the Disclosure Schedule contains a true and correct list of (i) those entities in which the Company has a 50% or greater equity interest (the "Majority Subsidiaries") and (ii) those entities in which the Company has an equity interest less than 50% (the "Minority Subsidiaries" and, collectively with the Majority Subsidiaries, the "Subsidiaries"). Other than as disclosed in Section 3.1 of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any partnership, joint venture or other business. In light of the condition contained in Section 5.1(h) that the Company shall have consummated the Final Closing (as defined in the Investment Agreement) pursuant to the Investment Agreement prior to or simultaneously with the Closing under this Agreement, for purposes of this Agreement, neither KMNGG nor any of the subsidiaries of KMNGG acquired by the Company subsequent to the date of the Final Closing pursuant to the Investment Agreement shall be deemed a Subsidiary for purposes of this Agreement.

      SECTION 3.2. Capital Stock. Section 3.2 of the Disclosure Schedule contains a true, correct and complete description of the authorized, issued and outstanding capital stock of the Company as of the date hereof and as of the Closing Date (including any capital stock issued on the Closing Date). The record holders (the "Stockholders") of the issued and outstanding shares of capital stock of the Company are the persons (for the purposes of this Agreement, "person" shall mean any individual, corporation, partnership, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof) listed in Section 3.2 of the Disclosure Schedule and the amount of shares of capital stock held by each Stockholder is set forth opposite the respective Stockholder's name in Section 3.2 of the Disclosure Schedule. To the knowledge of the Company, the shares of capital stock listed in Section 3.2 of the Disclosure Schedule are, and will be on the Closing Date, held by the respective Stockholder free and clear of all options, pledges, security interests, voting trust or similar arrangements, liens, claims, charges or other legal or equitable rights or encumbrances or restrictions on voting or transfer (collectively, the "Encumbrances"), except as set forth in Section 3.2 of the Disclosure Schedule, and, other than as set forth in Section 3.2 of the Disclosure Schedule, no other shares of any other class or series of capital stock are, or will be on the Closing Date, issued and outstanding. All of the outstanding shares of capital stock of the Subsidiaries owned by the Company are owned by the Company, free and clear of all Encumbrances. Except as set forth in
Section 3.2 of the Disclosure Schedule, there are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements to which the Company is a party relating to the issuance, sale, transfer or voting of any shares of capital stock of the Company or any of the Subsidiaries, including any rights of conversion or exchange under any outstanding securities or other instruments ("Stock-Related Instruments"), existing as of the date hereof and as of the Closing Date (including any Stock Related Instruments issued on the Closing Date). The Company has made available to the Purchaser true, correct and complete copies of all written Stock-Related Instruments and has provided accurate descriptions of all oral Stock-Related Instruments, if any. Except as set forth in Section 3.2 of the Disclosure Schedule, all outstanding shares of capital stock of the Company, each Majority Subsidiary and, to the best knowledge of the Company, each Minority Subsidiary, as of the date hereof and as of the Closing Date (a) have been duly authorized, validly issued and are fully paid and nonassessable, (b) are and have been free of any preemptive rights, (c) were not issued in violation of the terms of any contract, agreement, lease, plan, instrument or other document binding on the Company or any Subsidiary, and (d) were issued in compliance with all applicable charter documents of the Company and the Subsidiaries and all applicable federal, state and foreign securities or "blue sky" laws, statutes, ordinances, rules and regulations.

      SECTION 3.3. Issuance of Securities. Upon the consummation of the transactions contemplated hereby, the Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and other laws generally applicable to creditors' rights and to general principles of equity, and the issuance of the Securities will not violate or contravene the terms of any contract, agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, plan, instrument or other document ("Contract") binding on the Company. The issuance of the Securities has been duly authorized by all necessary corporate action of the Company.

      SECTION 3.4. Authorization, Etc. The Company has full corporate power and authority to execute and deliver this Agreement, the Securities and the Registration Rights Agreement, the Shareholder Agreement and the Voting and Transfer Agreement (collectively, the "Related Agreements") and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Company has duly approved and authorized the execution and delivery by the Company of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery by the Company of this Agreement and the Related Agreements and the consummation by the Company of the transactions contemplated hereby and thereby, except that the approval of the Company's stockholders may be required in respect of additional Warrants issuable pursuant to any Related Agreement depending on the magnitude of the adjustment referred to therein. This Agreement and, as of the Closing Date, the Related Agreements have been duly and validly executed on behalf of the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other laws generally applicable to creditors' rights and to general principles of equity and except that the rights to indemnity and contribution contained in this Agreement and the Registration Rights Agreement may be unenforceable.

      SECTION 3.5. Financial Statements.

      (a) The Company's Financial Statements.

      The Company has previously delivered to the Purchaser (a) the Company's unaudited consolidated balance sheets at December 31, 1996, (b) the Company's unaudited consolidated statements of income, financial condition and equity for the fiscal year ended December 31, 1996, (c) the Company's unaudited consolidated balance sheet at March 30, 1997, (d) the Company's unaudited consolidated statement of income, financial condition and equity for the three months ended March 30, 1997, (e) the Company's unaudited consolidated balance sheet at June 30, 1997 (the "June Unaudited Balance Sheet"), (f) the Company's unaudited consolidated statement of income, financial condition and equity for the six months ended June 30, 1997, and (g) all related notes and schedules. Attached hereto as Exhibit D is a copy of the financial statements referred to in (a) through (f) above, together with the related notes and schedules thereto referred to in (g) above, which are sometimes collectively referred to herein as the "Financial Statements".

      The Financial Statements (a) fairly present in accordance with U.S. generally accepted accounting principles the assets, liabilities and financial condition of the Company and the

Subsidiaries as of the dates thereof and the results of operations of the Company and the Subsidiaries for the respective periods ended on such dates, (b) have been prepared from the books and records of the Company and the Subsidiaries and (c) except as otherwise set forth in the notes thereto, (i) have been prepared in accordance with United States generally accepted accounting principles consistently applied and (ii) include all adjustments that are necessary for a fair presentation of the information shown and do not contain any items of a special or non recurring nature (subject, in the case of reports other than annual year-end reports, to normal year-end audit adjustments).

      (b) Chernogonkoye's Financial Statements.

      The Company has previously delivered to the Purchaser (a) the audited consolidated balance sheets at December 31, 1996 of Anderman/Smith International Chernogorskoye ("Chernogorskoye"), (b) Chernogorskoye's audited consolidated statements of income, financial condition and equity for the fiscal year ended December 31, 1996, (c) Chernogorskoye's unaudited consolidated balance sheet at June 30,1997, (d) Chernogorskoye's unaudited consolidated statement of income, financial condition and equity for the six months ended June 30, 1997, and (e) all related notes and schedules. Attached hereto as Exhibit D is a copy or the financial statements referred to in (a) through (d) above, together with the related notes and schedules thereto referred to in (e) above, which are sometimes collectively referred to herein as the "Chernogorskoye Financial Statements".

      To the knowledge of the Company, the Chernogorskoye Financial Statements
(a) fairly present in accordance with U.S. generally accepted accounting principles the assets, liabilities and financial condition of Chernogorskoye as of the dates thereof and the results of operations of Chernogorskoye for the respective periods ended on such dates, (b) have been prepared from the books and records of Chernogorskoye and (c) except as otherwise set forth in the notes thereto, (i) have been prepared in accordance with United States generally accepted accounting principles consistently applied and (ii) include all adjustments that are necessary for a fair presentation of the information shown and do not contain any items of a special or non recurring nature (subject, in the case of reports other than annual year-end reports, to normal year-end audit adjustments).

      SECTION 3.6. Absence of Undisclosed Liabilities. To the best knowledge of the Company, neither the Company nor any of the consolidated Subsidiaries has any material direct or indirect liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of or by any person (other than endorsements of notes, bills and checks presented to banks for collection deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise ("Liability"), other than Liabilities (a) that are reflected, accrued or reserved for in the June Unaudited Balance Sheet, or (b) arising in the ordinary course of the Company's business consistent with past practice which would not result in a Material Adverse Effect or (c) otherwise disclosed in Section 3.6 of the Disclosure Schedule.

      SECTION 3.7. No Approvals or Conflicts. The execution and delivery by the Company of this Agreement and the Related Agreements and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) violate, conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company or the Subsidiaries under, any Contract to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary, or any of their respective properties may be bound,
(iii) violate any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to the Company, any Subsidiary or any of their respective properties or (iv) require any order, license, consent, approval, waiver, permit or authorization of, or notice to, or declaration, filing or registration with, or the granting of any exemption by, or the taking of any other action in respect of, any governmental or regulatory authority or other person not a party to this Agreement except the orders, filings, registrations or other actions contemplated by the Registration Rights Agreement, except where the occurrence of any of the events in clauses (ii),
(iii) or (iv) above would not result in a Material Adverse Effect.

      SECTION 3.8. Compliance with Law; Governmental Authorizations. To the best knowledge of the Company, the Company and the Subsidiaries are not in violation of any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to the property or business of the Company or the Subsidiaries which violation or violations in the aggregate would have a Material Adverse Effect. The licenses, permits and other governmental authorizations held by the Company and the Subsidiaries are valid and sufficient for the conduct of the Company's and the Subsidiaries' business as currently conducted, except where the failure to hold such licenses, permits and other governmental authorizations would not have a Material Adverse Effect.

      SECTION 3.9. Reserve Summary. The Company has made available to the Purchaser the results of the preliminary reserve summary (the "Reserve Summary") prepared by the independent petroleum engineering firm of Ryder Scott Company ("Ryder Scott") on the Russian oil fields listed on the attachment thereto (the "Evaluated Properties") in which the Company will have interests subsequent to the Closing Date. The Reserve Summary, which is attached hereto as Exhibit E, is the latest reserve summary available to the Company relating to the Evaluated Properties. The Company has provided no materially false or misleading information to and has not withheld from Ryder Scott any material information with respect to the preparation of the Reserve Summary. The Company is not aware of any facts or circumstances that should reasonably cause the Company to conclude that (i) any of the information that was supplied by the Company to Ryder Scott in connection with its preparation of the Reserve Summary is not currently correct in all material respects (other than normal depletion by production in the ordinary course) or (ii) the Reserve Summary is incorrect in any material respect.

      SECTION 3.10. Title. (a) To the knowledge of the Company, except as set forth in Section 3.10 of the Disclosure Schedule, Chernogorskoye and KMNGG, as the case may be, each have a valid licensed interest (either directly or through one or more subsidiaries or affiliates) in the development of the Evaluated Properties free and clear of all material encumbrances except for (i) encumbrances specifically described in Section 3.10 of the Disclosure Schedule,
(ii) statutory liens not delinquent, (iii) encumbrances that are not material in character, amount or extent and do not materially detract from the value, or interfere with the use of, the interest affected thereby or otherwise materially impair the business or (iv) contracts and agreements for the sale and transportation of oil and gas entered into in the ordinary course of business. The Company's net licensed interest in the Evaluated Properties is set forth in
Section 3.10 of the Disclosure Schedule subject to the restrictions and limitations set forth therein.

      (b) To the best knowledge of the Company, except as set forth in Section
3.10 and in Section 3.11 of the Disclosure Schedule, the Company and the Subsidiaries have good and valid title to all the properties and assets of every kind, character and description (real, personal or mixed, tangible and intangible), including, without limitation, all parcels of real property, pipelines, rights-of-way and easements and other incidental rights and permits, but excluding the Evaluated Properties, reflected on the June Unaudited Balance Sheet or which would have been reflected on the June Unaudited Balance Sheet if acquired prior to June 30, 1997, (the "Assets") free and clear of all encumbrances of any nature except for (i) the encumbrances and title defects specifically described in Section 3.10 of the Disclosure Schedule; (ii) mortgages and encumbrances which secure indebtedness or obligations which are properly reflected on the Financial Statements and, if such indebtedness exceeds $1,000,000, listed in Section 3.10 of the Disclosure Schedule; (iii) liens for Taxes (as defined in Section 3.12) not yet payable or any Taxes being contested in good faith; (iv) liens arising as a matter of law in the ordinary course of business, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; and (v) such imperfections of title and encumbrances, if any, as do not materially interfere with the present use of any of the Assets subject thereto. To the best knowledge of the Company, the Company and the Subsidiaries have valid leasehold interests in all leases reflected as capital leases on the June Unaudited Balance Sheet and generally have the right to use all other property and assets as to which they do not have title but which are currently being used in the conduct of the Company's business, except any rights of use the loss of which would not materially adversely affect the Company's business as currently being conducted with such assets.

      SECTION 3.11. Litigation or Other Proceedings. Except as set forth in
Section 3.11 of the Disclosure Schedule, there are no claims, actions, proceedings (including, but not limited to, any condemnation or eminent domain proceedings) or investigations pending against the Company or, to the best knowledge of the Company, (i) pending against the Subsidiaries, (ii) threatened against the Company or the Subsidiaries, or (iii) affecting the Assets, the Evaluated Properties or the transactions contemplated by this Agreement, before any court or governmental or regulatory authority or body which singly or in the aggregate would have a Material Adverse Effect.

      SECTION 3.12. Taxes.

      (a) The Company and, to the best knowledge of the Company, each Subsidiary has (i) duly filed with the appropriate Federal, state, local and foreign taxing authorities all Tax Returns (as defined below) required to be filed by or with respect to the Company and the Subsidiaries as of the date of this Agreement, and such Tax Returns are true, correct and complete in all material respects and
(ii) paid or made provision for in the Financial Statements all Taxes (as defined below) of the Company and the Subsidiaries shown to be due on such Tax Returns. To the best knowledge of the Company, there are no tax liens on any of the Assets other than liens for current real estate taxes not yet due or Taxes being contested in good faith by appropriate proceedings and disclosed in
Section 3.12 of the Disclosure Schedule. Except as set forth in Section 3.12 of the Disclosure Schedule, the Company has not received any written notice of deficiency, assessment or proposed assessment from any Federal, state, local or foreign taxing authority with respect to liabilities for Taxes of the Company or the Subsidiaries which have not been paid or finally settled, and, to the best knowledge of the Company, there is no pending tax examination of or tax claim assessed against the Company, any Subsidiary or any of the Assets, and any such deficiency, assessment, proposed assessment or tax claim disclosed in Section
3.12 of the Disclosure Schedule is being contested in good faith through appropriate proceedings.

      (b) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States Federal, state, local or foreign taxing authority, including, but not limited to, income, service, leasing, occupation, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

      (c) For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

      SECTION 3.13. Labor Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement applicable to employees of the Company or the Subsidiaries. The Company and the Subsidiaries are in compliance in all material respects with all applicable laws, ordinances, regulations, statutes, rules and restrictions relating to (a) employment, (b) hiring, promotion, employment and pay practices, (c) terms and conditions of employment and (d) federal and state wages and hours laws; and neither the Company nor any Subsidiary is engaged in any unfair labor practice which has had or is reasonably likely to have a Material Adverse Effect. No strike, slowdown, picketing or work stoppage by any union or other group of employees against the Company, any Subsidiary or any of their properties wherever located, and no secondary boycott with respect to their products, lockout by them of any of their employees or any other labor trouble or other occurrence, event or condition of a similar character, has occurred or, to the best knowledge of the Company, been threatened.

      SECTION 3.14. Patents, Trademarks, Trade Names, Etc. Neither the Company nor the Subsidiaries own, license or use any patents, trademarks, tradenames and copyrights which are material to the business of the Company or the Subsidiaries.

      SECTION 3.15. Environmental Matters. (a) To the best knowledge of the Company, neither the Company nor any of the Subsidiaries has violated or received any notice alleging any past or present violation of, any applicable Federal, state, local or foreign laws, statutes, ordinances, rules, regulations, orders or determinations of any governmental authority applicable to the Company or the applicable Subsidiary, as the case may be, in its respective jurisdiction of operation which are in effect and duly enforced relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), to the extent that any such violation, or such violations in the aggregate, would have a Material Adverse Effect.

      (b) To the best knowledge of the Company, the Company and the Subsidiaries have obtained and are in compliance with all required governmental permits and similar authorizations with respect to the ownership, leasing and operation of their properties and the conduct of the business of the Company and the Subsidiaries as currently conducted except, in each case, where such failure to be in compliance would not have a Material Adverse Effect. To the best knowledge of the Company, no hazardous waste, substance or material has been stored, treated or disposed of by the Company or the Subsidiaries or by any person on any real estate owned by the Company or the Subsidiaries, respectively, except in compliance with applicable Environmental Laws; and the Company and the Subsidiaries have lawfully disposed of their hazardous waste products with respect to the operations of their businesses except, in each case, where such failure to be in compliance or to obtain, store, treat or dispose of such waste products would not have a Material Adverse Effect.

      (c) The Company is not aware of any facts or circumstances that could reasonably lead the Company or such Subsidiary to conclude that the costs and liabilities, other than the currently budgeted capital expenditures, associated with the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would, singly or in the aggregate, have a Material Adverse Effect.

      SECTION 3.16. Insurance. Section 3.16 of the Disclosure Schedule lists all material insurance policies covering the Assets, employees and operations of the Company and the Subsidiaries and the Evaluated Properties of Chernogorskoye. Such policies are in full force and effect, there are no defaults thereunder, and, to the best knowledge of the Company, and the Subsidiaries there is no basis for any action or claim nor any facts which could be anticipated to give rise to such action or claim. To the best knowledge of the Company and the Subsidiaries, there does not exist any event that, with the giving of notice or the lapse of time or both, would constitute such a default. The Company and the Subsidiaries are not co-insurers under any such policies of insurance except to the extent of the amount of the deductible, self-retention or similar amounts applicable to such policies.

      SECTION 3.17. Contracts, Agreements, Commitments and Other Masters.

      (a) Section 3.17 of the Disclosure Schedule is a true, correct and complete list and description of all of the following (whether written or oral), including all amendments thereto, to which the Company or to the best of the Company's knowledge any of the Majority Subsidiaries is a party or by which any of the Assets (excluding Chernogorskoye) is materially affected ("Material Contracts"):

            (i) any note, agreement, mortgage, indenture, security agreement and other instruments relating to the borrowing of money or evidence of credit for the deferred purchase price of property, or the direct or indirect guarantee by the Company or any Majority Subsidiary of any such indebtedness or deferred purchase price in excess of $100,000;

            (ii) any lease of real property and material personal property providing for annual payments under any such lease or group of related leases in excess of $100,000;

            (iii) any partnership or joint venture agreement providing for any capital contribution or expenditure at an annual rate in excess of $100,000;

            (iv) any management, employment and consulting agreement or other contract for personal services that is not terminable by the Company or any Majority Subsidiary party thereto on not more than three month's notice without penalty;

            (v) any agreement providing for liability for severance pay, collective bargaining agreements, labor contracts, or labor or personnel policies in excess of $100,000;

            (vi) any surety, performance and maintenance bond in excess of $100,000;

            (vii) any agreement or commitment for capital expenditures in excess of $100,000, for any single project (it being represented and warranted that the liability under all undisclosed agreements and commitments for capital expenditures does not exceed $100,000 in the aggregate for all projects);

            (viii) any plan, contract or arrangement providing for bonuses, pensions, deferred compensation, retirement plan payments, profit sharing, incentive pay, or for any other employee benefit plan;

            (ix) any brokerage or finder's agreement involving consideration in excess of $100,000;

            (x) any agreement that restricts the right of the Company or any Subsidiary to engage in any place in any line of business;

            (xi) any contract, commitment or agreement that involves the disposition of any assets of the Company or any Majority Subsidiary not in the ordinary course of business consistent with past practice;

            (xii) any contract, commitment or agreement between the Company and any Majority Subsidiary, on the one hand, and any affiliate of the Company, on the other hand, involving consideration in excess of $100,000;

            (xiii) any contract (A) for the sale of oil or other liquid hydrocarbons or minerals produced or to be produced from the Assets that is not terminable by the Company or the Majority Subsidiary party thereto or their respective successors without penalty on no more than 90 days' notice or (B) for the sale of gas produced or to be produced from the Assets that has a term exceeding one year, warrants the amount of gas to be delivered or has a pricing provision not based on current market value;

            (xiv) any advance payment agreement or any oil and gas balancing agreement, or any group of related agreements of such type, under which the Company or any Majority Subsidiary has a net obligation, as of the most recent date available, which shall be no more than 90 days prior to the date hereof, in excess of $100,000 in cash or market value in oil or gas;

            (xv) any contract or agreement relating to the Assets under which the Company or any Majority Subsidiary has outstanding indebtedness, obligations or liability for borrowed money, or liability for the deferred purchase price of property, excluding normal trade payables due in less than 90 days, or has the obligation to incur any such indebtedness, obligation or liability, in each case in excess of $100,000;

            (xvi) any contract, commitment or agreement that involves commodity or interest rate swaps, floors, caps, collars, futures, options or other similar transactions in excess of S100,000;

            (xvii) any other agreement, contract or commitment that involves payments or receipts, individually or in the aggregate over a twelve month period, of more than $250,000.

      (b) The Company has made available to the Purchaser true, correct and complete copies of all written Material Contracts and has provided accurate descriptions of all oral Material

Contracts. Except as set forth in Sections 3.11 and 3.17 of the Disclosure Schedule, each of the Material Contracts has been fully executed by the parties thereto, is in full force and effect and is enforceable against the Company or a Majority Subsidiary, as applicable, in accordance with its terms (except that (i) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), has not been amended or modified in any way (whether in writing or orally). Except as set forth in Section 3.17 of the Disclosure Schedule, neither the Company, any Majority Subsidiary nor, to the best knowledge of the Company, any other party to any Material Contract is in or alleged to be in material breach of any Material Contract, or has failed to perform any material obligation required to be performed by them, and, to the best knowledge of the Company, there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect. Except as set forth in Sections 3.11 and 3.17 of the Disclosure Schedule, neither the Company nor any Majority Subsidiary is participating in any discussions or negotiations regarding modification of or amendment to any Material Contract or entry into any new Material Contract.

      (c) Except with respect to past due accounts payable or outstanding indebtedness to suppliers disclosed in Sections 3.11 and 3.17 of the Disclosure Schedule, to the best knowledge of the Company, the Company's and the Majority Subsidiaries' relationships with their respective suppliers are generally satisfactory.

      (d) To the Company's knowledge, other than as set forth in Section 3.17 of the Disclosure Schedule, the Company and the Majority Subsidiaries do not have outstanding any powers of attorney, including, but not limited to, powers of attorney with respect to representation before governmental agencies, customs agents and brokers or given in connection with qualification to conduct business in any other jurisdiction.

      SECTION 3.18. No Affiliate Ownership. To the Company's knowledge, no person controlled by, controlling or under common control with the Company (other than the Subsidiaries) owns any interest in any of the Assets or the Evaluated Properties.

      SECTION 3.19. No Prepayments Made or Refunds Owed. Except as set forth in
Section 3.19 of the Disclosure Schedule, the Company and the Majority Subsidiaries have not received any prepayment, advance payment, deposits or similar payments, and have no refund obligation, other than obligations of less than 5% of monthly sales volume for the Company incurred in the ordinary course of business, with respect to any oil, gas or products purchased, sold, gathered, processed or marketed through their plants. The Company and the Majority Subsidiaries have not received any compensation for gathering or processing services relating to the plants which would be subject to any refund or create any repayment obligation, other than obligations of less than $25,000 incurred in the ordinary course of business, either by or to the Company and the Majority Subsidiaries, and the Company is not aware of any basis for a claim that such a refund is due.

      SECTION 3.20. Absence of Certain Changes or Events. Except for events contemplated by this Agreement or disclosed in Section 3.20 of the Disclosure Schedule, since June 30, 1997:

      (a) the Company and the Subsidiaries have used all reasonable efforts to preserve and retain the business, employees, properties, suppliers and goodwill of the Company and the Subsidiaries and have operated their respective processing operations and conducted business generally only in the ordinary and usual course consistent with past practice;

      (b) there has been no direct or indirect redemption, purchase or other acquisition by the Company of any shares of its capital stock, or any declaration, setting aside payment of any dividend or other distribution by the Company;

      (c) the Company and the Majority Subsidiaries have not, other than in the ordinary course of their business, (i) entered into or amended any material employment, compensation or severance agreements, (ii) changed any current bonuses or established any new bonuses, (iii) increased the level of compensation or benefits of any executive officer or director, or (iv) established, entered into or amended in any material respect any pension, employee benefit or health plans or any other plans, policies, programs, practices or arrangements relating to employee benefits or compensation other than to maintain compliance with any applicable law or regulation; and

      (d) to the knowledge of the Company, no event has occurred with respect to the Company or the Subsidiaries, or the condition of the Evaluated Properties or the Assets, that results in or is reasonably likely to result in a Material Adverse Effect, including, but not limited to, any Material Adverse Effect resulting from any of the following occurrences:

            (i) any damage, destructions or loss to any of the Evaluated Properties or the Assets, whether or not covered by insurance;

            (ii) any business interruption in the Company's or the Subsidiaries' use or operation of any of their plants;

            (iii) any sale, lease, assignment, transfer, movement, relocation, termination, release or assignment of any of the Evaluated Properties or the Assets having a value in excess of $50,000 per item, other than sales of inventory in the ordinary course of business;

            (iv) any waiver or release of any rights of either the Company or any Subsidiary under any Material Contracts;

            (v) any change in any accounting practice or procedure;

            (vi) any capital expenditure or commitment in excess of $50,000, individually, or $50,000, in the aggregate, for additions to property, plant or equipment;

            (vii) any change in maintenance practices with respect to any of the Evaluated Properties or the Assets;

            (viii) any change in credit policy;

            (ix) any change in purchasing or sale practices with respect to natural gas or liquids;

            (x) any change in inventory, equipment spare parts, materials or liquid levels inconsistent with historical levels maintained in the ordinary course;

            (xi) any other occurrence, circumstance or combination thereof, except for any occurrence or circumstance generally applicable to the oil and gas industry;

            (xii) any assumption, guarantee, endorsement or other assumption of responsibility by the Company or any Subsidiary for the material liability or obligation of any other person (whether absolute, accrued, contingent or otherwise);

            (xiii) any discharge or satisfaction of any lien or other encumbrance on any of the Assets or the Evaluated Properties or the payment of any liability or obligation (whether absolute, accrued, contingent or otherwise) of the Company or any Subsidiary, other than in the ordinary course of business and consistent with past practice;

            (xiv) any cancellation, modification or settlement for less than the full amount thereof of any material debt or claim by or owing to the Company or any Subsidiary;

            (xv) any transfer or grant by the Company or any Subsidiary of any right under any contracts and other agreements, patents, patent licenses, inventions, trade names, trademarks, service marks or copyrights, or registrations or licenses thereof or applications therefor, or with respect to any know-how or other proprietary or trade rights;

            (xvi) any termination, discontinuance, closing or disposal of any of the Evaluated Properties or Assets; or

            (xvii) any transaction, contract or commitment entered into by the Company or any Subsidiary which is not in the ordinary course of business and consistent with past practice.

      SECTION 3.21. Drilling Obligations. Other than as set forth in Section
3.21 of the Disclosure Schedule, the Company and the Subsidiaries do not have any material drilling obligations or other development commitments that are not terminable at will by the Company or the Subsidiary party thereto without penalty, other than commitments and obligations that arose in the ordinary course of business where the sole consequence to the Company or the Subsidiary party thereto for a failure to participate is to suffer a "non-consent" penalty or forfeit an interest in the undeveloped lands subject to the commitment or obligation.

      SECTION 3.22. Development Operations. Other than as set forth in Section
3.22 of the Disclosure Schedule, to the best knowledge of the Company, there are in existence no facts or circumstances that should reasonably cause the Company to conclude that any development operations on the Evaluated Properties or the Assets that are contemplated by the Reserve Summary will not be permitted under applicable laws and governmental rules and regulations or that any third party may have a reasonable basis to cause any court or governmental agency with jurisdiction over such operations to cause the suspension or termination of such operations.

      SECTION 3.23. Accounts Payable. Other than as set forth in Section 3.23 of the Disclosure Schedule, the Company has no accounts payable in an amount (or in an aggregate amount) greater than $100,000 which have been outstanding in excess of ninety (90) days.

      SECT1ON 3.24. No Brokers' or Other Fees. Except as set forth in Section
3.24 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

      SECTION 3.25. Regulatory Authority. To the best knowledge of the Company, none of the Company, the Subsidiaries, the Evaluated Properties or the Assets is subject to regulation as (a) a "holding company, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" or a "public utility," as each of such terms is defined in the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder or (b) an "investment company," or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 3.26. Full Disclosure. The Company has disclosed to the Purchaser all material facts pertaining particularly to the Evaluated Properties or the Assets (as opposed to public information concerning general industry, political or economic conditions or governmental policies) known to the Company which, in the reasonable business judgement of the Company, has a Material Adverse Effect on, or in the future would be reasonably expected to have a Material Adverse Effect on the Evaluated Properties or the Assets or the ownership, operation or maintenance of any of the Evaluated Properties or the Assets.

      SECTION 3.27. Foreign Corrupt Practices Act. The Company has not taken any actions which violate the Foreign Corrupt Practices Act (the "FCPA") and is not aware of any actions taken by foreign Subsidiaries or local partners which if taken by a U.S. company would constitute a violation of the FCPA.

      SECTION 3.28. Employee Benefit Matters. (a) Section 3.28 of the Disclosure Schedule contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all material bonus, stock option, stock purchase, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other employee benefit plans, programs or arrangements, and all material employment or compensation agreements, in each case for the benefit of, or relating to, current employees and former employees of the Company (collectively, the "Plans").

      (b) Except as disclosed in Section 3.28 of the Disclosure Schedule, none of the Plans (i) is a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan") or a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan") or (ii) provides or promises to provide retiree medical or life insurance benefits.

      (c) To the knowledge of the Company, all Plans are in compliance in all material respects with the requirements prescribed by applicable statutes, orders or governmental rules or regulations currently in effect with respect thereto, and the Company has performed all material obligations required to be performed by it under, and is not in any material respect in default under or in violation of, any of the Plans.

      (d) The Company has no Plans that are required to be qualified under
Section 401(a) or 501(a) of the Internal Revenue Code.

      (e) To the knowledge of the Company, the Company has not incurred any material liability to the Pension Benefit Guaranty Corporation or any "withdrawal liability" within the meaning of Section 4201 of ERISA, in either case relating to any Plan or any pension plan maintained by any company which would be treated as a single employer with the Company, under Section 4001 of ERISA.

      (f) The Company has made available to the Purchaser full and complete copies of all Plans and, where applicable, summary plan descriptions as filed pursuant to ERISA with respect to the Plans.

      SECTION 3.29. Investment Agreement. The Investment Agreement dated August 7, 1997, among Ural Petroleum Corporation, Waldo Securities S.A. (" Waldo"), Khantimansiiskneftegazgeologia ("KMNGG"), Benz Investments GmbH, Aozi Iuridicheskala Kompaniia "Graf I Sinovia", OOO "Tagaso", and TOO "Orlis" (the "Investment Agreement") was duly authorized, executed and delivered by the Company, and said Investment Agreement, assuming due execution and delivery by the other parties thereto, is a valid and binding agreement, enforceable in accordance with its terms against the Company and, to the knowledge of the Company, each of the other parties thereto. To the knowledge of the Company, all of the representations and warranties made by KMNGG and Waldo in the Investment Agreement are or will be true and correct in all material respects as of the date made or to be made, except where the failure to be true and correct would not have a Material Adverse Effect and except as set forth in Section 3.29 of the Disclosure Schedule or disclosed to the Purchaser in some other section of the Disclosure Schedule.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      The Purchaser represents and warrants to the Company as follows:

      SECTION 4.1. Information Received. The Purchaser and its representatives have had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Securities, and all questions asked by the Purchaser and its representatives have been adequately answered to the satisfaction of the Purchaser. The Purchaser has received or has had access to all additional information concerning the Company and the transactions contemplated hereby that it has requested.

      SECTION 4.2. Investment Experience. The Purchaser has such knowledge and experience in financial and business matters, including investing in securities of new and speculative companies, as to be able to evaluate the merits and risks of an investment in the Securities.

      SECTION 4.3. Nondistributive Intent. The Purchaser is acquiring the Securities for its own account, for investment and with no view to the distribution thereof.

      SECTION 4.4. Securities not Registered. The Purchaser acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state of the United States or any other jurisdiction and may not be offered or sold by the Purchaser unless subsequently registered under the Securities Act (if applicable to the transaction) and any other applicable securities laws or unless exemptions from the registration or other requirements thereof are available for the transaction, which exemptions shall be established to the reasonable satisfaction of the Company, by opinion of counsel or otherwise.

      SECTION 4.5. Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Rule 501 of Regulation D as promulgated under the Securities Act, as presently in effect.

      SECTION 4.6. Legend on Securities. The Purchaser acknowledges that the certificates representing the Securities will contain legends reflecting the restrictions on transfer imposed by the U.S. securities laws and that such restrictions will be noted on the Company's transfer records.

      SECTION 4.7. Acknowledgment of Risk. The Purchaser acknowledges that an investment in the Securities involves a high degree of risk and represents that it understands the economic risks of such investment and can bear the risk of such investment for an indefinite period. In connection with evaluating such risks, Purchaser has visited the principal sites of the Company's current and future operations in Russia to conduct due diligence and has hired engineers, consultants, accountants and legal counsel in furtherance thereof. Purchaser acknowledges receipt from the company of a copy of the "Risk Factors Memo" which is attached hereto as Exhibit F and has read and fully understands the potential effect of such risks on the Securities.

      SECTION 4.8. Organization. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

      SECTION 4.9. Authorization. The Purchaser has all requisite power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the Purchaser. This Agreement has been duly and validly executed and delivered on behalf of the Purchaser and, assuming the due execution of this Agreement by the Company, constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws generally applicable to creditors' rights and to general principles of equity and except to the extent that the rights to indemnity and contribution contained in this Agreement and the Registration Rights Agreement may be unenforceable.

      SECTION 4.10. Brokers' Fees. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      SECTION 4.11. No Approvals or Conflicts. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby will not (i) violate or conflict with or result in a breach of any provision of the organizational documents of the Purchaser,
(ii) violate or conflict with or result in a breach of any provision of, or constitute a default, (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of a lien, security interest, charge or encumbrance upon any of the properties of the Purchaser under, any contract to which the Purchaser is a party or by which the Purchaser or any of its property is bound, (iii) violate any order, injunction, judgment, ruling, law or regulation of any court or governmental authority, applicable to Purchaser or any of its properties or (iv) require any order, license, consent, approval, waiver, permit or authorization of, or notice to, or declaration, filing or registration with, or the granting of any exemption by, or the taking of any other action in respect of, any governmental or regulatory authority or other person not a party to this Agreement except where the occurrence of any of the events in clauses (ii),
(iii) or (iv) above would not have a material adverse effect on Purchaser.

      SECTION 4.12. No Public Market. Purchaser understands that no public market now exists for the Securities and that the Company has made no assurances with respect to any secondary market for the Securities.

      SECTION 4.13. Reliance By The Company. Purchaser understands and acknowledges that the Company will be relying upon Purchaser's representations and warranties set forth herein in offering and selling the Securities to the Purchaser.

      SECTION 4.14. No Public Solicitation. The offering of the Securities to the Purchaser was made only through direct, personal communication between Purchaser and a representative of the Company and not through public solicitation or advertising.

      SECTION 4.15. Availability of Funds. The Purchaser has sufficient finances available to pay $30,000,000 to the Company in exchange for the Securities on the Closing Date.

                                    ARTICLE V

                              CONDITIONS TO CLOSING

      SECTION 5.1. Conditions to Obligations of Purchasers. The obligation of the Purchaser to purchase the Notes and the Warrants at the Closing is subject to the fulfillment (or waiver) on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. All of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the date hereof and on the Closing Date as though made on and as of the Closing Date (except in the case where another date is specified in a representation and warranty contained herein, such representation and warranty shall be true and correct as of such date); provided, however that no such failure of a representation or warranty of the Company shall be deemed a failure of this closing condition unless such failure results in, or would be reasonably likely to result in, a Material Adverse Effect; and provided further that in such event, the Company shall have 15 days to cure such failure and a new Closing Date shall be set by the parties accordingly. In addition, the Company is entitled to make supplemental disclosure with respect to events occurring subsequent to the execution of this Agreement and prior to the Closing Date, which disclosure shall be taken into account in determining whether the representations and warranties of the Company are true and correct as of the Closing Date for all purposes, including for purposes of
      Section 11.1(c), other than for purposes of satisfying the condition set forth in this Section 5.1(a).

            (b) Performance. The Company shall have performed in all material respects all obligations to be performed or observed by it hereunder on or prior to the Closing Date, including delivery of the agreements, certificates and other documents required by Section 6.1.

            (c) Warrants. The Company shall have duly authorized and received the necessary number of shares of Common Stock initially issuable upon exercise of the Warrants.

            (d) Opinion of Company Counsel. The Purchaser shall have received an opinion, dated the Closing Date, of counsel for the Company, in the form attached hereto as Exhibit G.

            (e) Opinion of Salans, Hertzfeld & Heilbronn. The Purchaser shall have received an opinion, dated the Closing Date, of Salans, Hertzfeld & Heilbronn in the form attached hereto as Exhibit H.

            (f) Consents. Any governmental and third party consents necessary to effect the Closing shall have been obtained.

            (g) Injunctions. On the Closing Date there shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein not be consummated as provided herein

            (h) KMNGG Acquisition. All of the conditions set forth in the Investment Agreement have been satisfied prior to the Closing Date, except for the receipt of the proceeds from the Financing, except where the failure to satisfy a condition would not have a Material Adverse Effect and except as set forth in Section 5.1(h) of the Disclosure Schedule or disclosed to the Purchaser in some other section of the Disclosure Schedule. In addition, the Company shall have consummated the Final Closing (as defined in the Investment Agreement) pursuant to the Investment Agreement prior to or simultaneously with the Closing under this Agreement.

            (i) Financing Conditions. All of the conditions to the receipt of at least $15 million in proceeds from the Other Investors in connection with the Financing, including the receipt of $5 million from The Millennium Fund, have been satisfied or waived (other than the obligation to fund) prior to the Closing Date, other than any conditions dependent on the closing of the transactions contemplated by this Agreement.

      SECTION 5.2. Conditions to Obligations of Company. The Company's obligation to sell the Notes and the Warrants to the Purchaser at the Closing is subject to the fulfillment (or waiver) on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. All of the representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects as of the date hereof and on the Closing Date as though made on and as of the Closing Date (except in the case where another date is specified in a representation in a representation and warranty contained herein, such representation and warranty shall be true and correct as of such date).

            (b) Performance. The Purchaser shall have performed in all material respects all obligations to be performed or observed by it hereunder on or prior to the Closing Date, including delivery of the agreements, certificates and other documents required by Section 6.2.

            (c) Opinion of Counsel. The Company shall have received an opinion, dated the Closing Date, of King & Spalding, counsel for the Purchaser, in the form attached hereto as Exhibit I.

            (d) Injunctions. On the Closing Date there shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein not be consummated as provided herein.

            (e) KMNGG Acquisition. All of the conditions set forth in the Investment Agreement have been satisfied prior to the Closing Date, except for the receipt of the proceeds from the Financing, except where the failure to satisfy a condition would not have a Material Adverse Effect and except as set forth in Section 5.1(h) of the Disclosure Schedule or disclosed to the Purchaser in some other section of the Disclosure Schedule.

      SECTION 5.3. Waiver. Any condition established in this Section may be waived by the party for whose benefit it is created.

                                   ARTICLE VI

                               CLOSING DELIVERIES

      SECTION 6.1. By the Company. At or prior to the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

            (a) the Notes, duly executed on behalf of the Company and dated the Closing Date;

            (b) the Warrants, duly executed on behalf of the Company and dated the Closing Date;

            (c) an executed copy of the Shareholder Agreement among the Company and the Purchaser, dated as of the Closing Date, in substantially the form of Exhibit J hereto (the "Shareholder Agreement");

            (d) an executed copy of the Registration Rights Agreement between the Company and the Purchaser, dated as of the Closing Date, in substantially the form of Exhibit K hereto (the "Registration Rights Agreement");

            (e) an executed copy of the Voting and Transfer Agreement between the Company, the Purchaser, Brunswick Fitzgibbons Trust Company LLC and Waldo Securities, S.A., dated as of the Closing Date, in substantially the form of Exhibit L hereto (the "Voting Agreement");

            (f) a certified copy of the amended certificate of incorporation of the Company as certified by the Secretary of State of the State of Delaware;

            (g) a certificate of the chief executive officer of the Company dated as of the Closing Date to the effect that all of the conditions to the Purchaser's obligations hereunder have been fulfilled; and

            (h) such other certificates, agreements or documents as the Purchaser may reasonably request to evidence or effect the Company's compliance with this Agreement or the consummation of the transactions contemplated hereby.

      SECTION 6.2. By the Purchaser. At or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

            (a) cash in the amount of Thirty Million Dollars ($30,000,000) by wire transfer of immediately available funds to an account designated by the Company;

            (b) an executed copy of the Shareholder Agreement.

            (c) an executed copy of the Registration Rights Agreement;

            (d) an executed copy of the Voting Agreement;

            (e) a certificate, dated the Closing Date and executed on behalf of the Purchaser, to the effect that all of the conditions to the Company's obligations hereunder have been fulfilled; and

            (f) such other certificates, agreements or documents as the Company may reasonably request to evidence or effect the Purchaser's compliance with this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE VII

                            COVENANTS OF THE PARTIES

      SECTION 7.1. Negative Covenants. Prior to an IPO in which all of the Notes are redeemed pursuant to Section 2.3 hereof and for so long as the Purchaser owns either (i) Notes representing at least 33% of the notes (in principal amount) issued pursuant to the Financing or (ii) shares of Common Stock representing at least 33% of the shares of Common Stock underlying the Warrants issued pursuant to the Financing (for the purposes hereof, ownership of the Warrants shall be deemed to be ownership of the Common Stock underlying such Warrants), the Company will not take any of the following actions without the consent of Purchaser, which consent shall not be unreasonably withheld:

            (a) Consolidate or merge with or into any person or enter into any similar business combination transaction (including a sale of all or substantially all of its assets) or effect any transaction or series of transactions in which more than thirty three and one third percent (33 1/3%) of its voting securities are transferred to another person, except any such transaction or series of transactions, as the case may be, involving only wholly-owned Subsidiaries of the Company, except in connection with the acquisition of the outstanding capital stock of KMNGG.

            (b) Amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or Bylaws of the Company or otherwise alter or change the preferences, rights, privileges or powers of the Notes so as to adversely affect the Notes.

            (c) Except in connection with any existing commitments, obligations or agreements in respect of options, conversion rights or warrants relating to any class of securities of the Company, create or designate, authorize the issuance of, or issue or sell any new series or class of securities or increase the authorized number of, authorize the issuance of, or issue, any additional shares of Common Stock or the Notes; provided, however, that no such consent shall be required in connection with issuances (i) in furtherance of the acquisition of the outstanding capital stock of KMNGG or an IPO in which all of the Notes are redeemed,
      (ii) pursuant to employee stock option plans or (iii) for the purpose of satisfying obligations in connection with the notes and warrants issued pursuant to the Financing.

            (d) Increase the number of authorized directors of the Company's Board of Directors above eleven (11).

            (e) Voluntarily liquidate, dissolve or wind up the Company.

            (f) Pay, declare or set aside any sums for the payment of, any dividends, or make any distributions on, any shares of its capital stock or other equity securities except as permitted by the terms of the Notes.

            (g) Redeem, purchase or otherwise acquire, any of its capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire any of its capital stock or other equity securities directly or indirectly) or redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans relating to the Company or its Subsidiaries, except for redemptions or repurchases of the Notes permitted under the terms of the Notes and except for the repurchase or redemption of employee stock options, restricted stock or similar securities in connection with terminations of employment of employees of the Company.

            (h) Except in connection with the acquisition of capital stock in KMNGG, purchase, acquire or obtain any capital stock or other proprietary interest, directly or indirectly, in any other entity or all or substantially all of the business or assets of another person for consideration (including assumed liabilities) in excess of $1,500,000.

            (i) Enter into or commit to enter into any joint ventures or any partnerships or establish any non wholly-owned subsidiaries, in each case, where the contributions or investment by the Company is in excess of $1,500,000 in cash or assets.

            (j) Sell, lease, transfer or otherwise dispose of any asset or group of assets, in an aggregate amount (as to the Company and all of its Subsidiaries), for consideration in excess of $1,500,000 unless such sale, lease, transfer or disposition is in the ordinary course of business.

            (k) Create, incur, assume or suffer to exist any indebtedness of the Company or any of its Subsidiaries (which shall include for purposes hereof capitalized lease obligations and guarantees or other contingent obligations for indebtedness for borrowed money) ("Indebtedness") in an aggregate amount (as to the Company and all of its Subsidiaries) in excess of $1,500,000 at any one time outstanding, excluding such indebtedness that exists as of the date hereof.

            (l) Mortgage, encumber, create, incur or suffer to exist, liens on its assets, in an aggregate amount (as to the Company and all of its Subsidiaries) in excess of $1,500,000 at any one time outstanding, excluding liens on assets that exist as of the date hereof or liens for Taxes not yet payable or any Taxes being contested in good faith.

                  (m) Amend, modify or grant any waiver under any material provisions of any employment or non-competition agreement to which the Company, any of its affiliates, or any professional corporations or professional associations with which the Company has a contractual relationship, is a party or is bound.

            (n) Approve the annual budget or business plan of the Company.

            (o) Fail to use best efforts to enforce, or agree to any amendment to the Investment Agreement that has the effect of not enforcing, any of its rights under the Investment Agreement, except where the failure to enforce any right would not have a Material Adverse Effect and except as set forth in Section 7.1(o) of the Disclosure Schedule or disclosed to the Purchaser in some other section of the Disclosure Schedule.

            (p) Fail to notify Purchaser of the failure of any other party to the Investment Agreement to perform such party's obligations thereunder as promptly as practicable after the Company becomes aware of such party's failure to perform, except where such failure to perform would not have a Material Adverse Effect.

      SECTION 7.2. Affirmative Covenants. Prior to an IPO in which all of the Notes are redeemed pursuant to Section 2.3 hereof and for so long as the Purchaser owns either (i) Notes representing at least 33% of the notes (in principal amount) issued pursuant to the Financing or (ii) shares of Common Stock representing at least 33% of the shares of Common Stock underlying the Warrants issued pursuant to the Financing (for the purposes hereof, ownership of the Warrants shall be deemed to be ownership of the Common Stock underlying such Warrants), the Company will comply with each of the following covenants; provided, however, if Purchaser's ownership of the Notes falls below 33 % of the notes (in principal amount) issued pursuant to the Financing as a result of a redemption of the Notes upon a C1 Default, then the provisions of Section 7.2(a) shall remain applicable as long as any Notes remain outstanding:

            (a) (i) In the event that the Company receives written notice of the revocation of a production license held by the Company pursuant to a license agreement and such revocation was due to a "default by the Company" (as defined below) under such license agreement, the Company shall take such action as shall be necessary, including, without limitation, appealing such revocation to the appropriate governmental agency, to cause such revoked license to be reinstated on or before the date (the "Determination Date") which is eight (8) months from the date of receipt by the Company of such written notice of revocation; provided, however, that in the event that the revoked license has not been reinstated on or before the Determination Date, the Company shall not have breached its obligations pursuant to this Section 7.2(a)(i) (a "C1 Default") unless (x) the Company's net interest in the aggregate "C1" reserves listed in the Reserve Summary attached hereto as Exhibit E (the "Reserves") shall have fallen below 265,000,000 barrels, as of the Determination Date, as a result of the revocation of such license,
            (y) an "Independent Appraiser" (as defined below) shall have been engaged by the Company prior to the expiration of seven (7) months from the date of receipt of the notice of revocation and shall have determined the fair market value (the "FMV") of the Company, as of the Determination Date, to be below the outstanding principal amount, as of the Determination Date, of all notes issued pursuant to the Financing (the "Initial Value") and (z) holders of more than 75% of the notes (in principal amount) issued pursuant to the Financing shall have elected for the accelerated redemption of the notes as provided in this Section 7.2(a)(i) within 10 days after reasonably prompt notification by the Company of the occurrence of the conditions set forth in clauses (x) and (y) above. The Company shall use commercially reasonable efforts to ensure that the Independent Appraiser's determination is made prior to the expiration of 30 days from its engagement, and if such determination is not made prior to the expiration of 60 days from its engagement, the FMV shall be calculated by multiplying the number of barrels representing the Company's net interest in the "C1" reserves by $.19). In the event of a C1 Default, the Company shall, within 30 days after receipt of notification of the election described in clause (z) of the preceding sentence, redeem such number of notes (in a principal amount of $1,000 each) equal in principal amount to the difference between the Initial Value and the FMV. For purposes of this Section 7.2(a)(i), "Independent Appraiser" shall mean any internationally recognized investment banking firm with experience in both the Former Soviet Union and energy that is appointed in good faith by mutual agreement of the Company and the holders of a majority of the notes (in principal amount) issued pursuant to the Financing. For purposes of this Section 7.2(a)(i), "default by the Company" shall mean any action or inaction by the Company resulting in the revocation of a license related to (i) failure by the Company to use the relevant rights in the license, (ii) a threat to the life or health of the persons who work or live in the area as a result of the gross negligence or willful misconduct of the Company, (iii) violation of the rules of the license by the Company, (iv) multiple violation of the rules of use of the sub-soil and the land by the Company, (v) failure by the Company to begin using the sub-soil within the term and volume prescribed by the license, (vi) the initiative of the Company to terminate its rights to use the sub-soil, (vii) protection of the environment, including but not limited to the preservation and conservation of enterprises, as a result of the gross negligence or willful misconduct of the Company or (viii) the KMNGG Reorganization (as defined in the Investment Agreement).

                  (ii) After the initial C1 Default occurs, the Company shall continue to be bound by the provisions of clause (i) above, provided that a new C1 Default shall only occur if the Reserves shall have been reduced by 10% below the level of the Reserves on the Determination Date for the previous C1 Default and the other provisions of subclauses (y) and (z) also shall have occurred.

                  (iii) The Company shall notify Purchaser promptly upon receipt by the Company of any notice of the revocation of a production license held by the

            Company and upon the occurrence of the Reserves falling below 265,000,000 barrels as a result of a revoked license.

                  (b) Complete the KMNGG Reorganization (as defined in the
            Investment Agreement) on or before March 31, 1998 and use best efforts to complete the sale of the Divisions (as defined in the Investment Agreement) within nine (9) months after the Closing Date and in any event complete the sale of the Divisions within 12 months after the Closing Date.

      SECTION 7.3. Financial Information. For as long as any Security shall be outstanding, the Company will furnish to the Purchaser the following information:

            (a) Annual Reports. As soon as practicable, and in any event within 90 days, after the end of each fiscal year of the Company, balance sheets of the Company as at the end of such year and the prior year, and statements of profit and loss and cash flow for such year and the prior year, prepared in accordance with U.S. generally accepted accounting principles, audited by independent certified public accountants of recognized standing selected by the Company, and promptly after the Company's receipt thereof, a copy of any letter to Company management from such accountants commenting on the Company's accounting systems and controls in connection with that year's audit.

            (b) Interim Financial Reports. The Company will provide Purchaser copies of any monthly financial reports prepared by the Company's management and provided to the Board of Directors of the Company.

      SECTION 7.4. Use of Proceeds. The Company shall use the proceeds from the sale of the Securities hereunder as set forth in Section 7.4 of the Disclosure Schedule.

      SECT1ON 7.5. Access to Books and Records; Cooperation. Subject to the Confidentiality provisions contained in the amendment, dated August 15, 1997, to the Letter of Intent between the parties dated June 18, 1997, from the date hereof and until the earlier of the Closing or the termination of this Agreement, the Company shall afford, during normal business hours, to the Purchaser, its officers, attorneys, accountants and other authorized representatives reasonable access to the offices, properties, books, records, contracts, reports, financial forecasts, documents, geological and geophysical data and all other information relating to the Company and the Subsidiaries (including, but not limited to, information and documentation related to the Company's and the Subsidiaries' reserves, title to the Evaluated Properties and Assets, production and sales of oil and gas, and compliance with Environmental
Laws) that is necessary or helpful to the Purchaser's evaluation of the Company and the Subsidiaries, whether or not such information is generally available to the public. The Company (a) will grant to the Purchaser and its representatives reasonable access to personnel of the Company and the Subsidiaries at reasonable times that do not interfere with the orderly conduct of the Company's and the Subsidiaries' business and (b) if reasonably requested from time to time by the Purchaser, shall cause its officers, counsel, accountants and the officers of the Subsidiaries to furnish to the Purchaser such additional financial and operating data and other information so requested.

      SECTION 7.6. Publicity. Neither the Purchaser nor the Company or any Subsidiary shall make, and each of the Company, the Subsidiaries and the Purchaser shall cause its partners, officers, employees, representatives and agents not to make, any statement or public announcement, or make any release to trade publications or the press, or make any statement to any competitor, customer or any other person not a party to this Agreement with respect to the participation of Purchaser in the investment in the Company pursuant to by this Agreement or the evaluation thereof contemplated hereunder ("Public Disclosures"), except for disclosures to affiliates or related companies or, with the prior consent of the parties hereto, representatives, agents or consultants of the parties hereto, in each case, that agree to be bound by the obligations of this Agreement, and except for such disclosures as may be necessary, in the opinion of counsel to the Purchaser or the Company, to comply with the requirements of any law, governmental order or regulation. The Company and the Purchaser shall agree upon the form and content of all Public Disclosures, as well as of the appropriate disclosure to employees of the Company and its Subsidiaries. Neither party shall make use of the other party's name in any manner whatsoever without the prior consent of the other party, except to the extent required in the opinion of counsel to such party, by law, governmental order or regulation.

      SECTION 7.7. Filings and Consents. Each of the Company and the Purchaser shall use all reasonable efforts to obtain and to cooperate in obtaining any order, license, consent, approval, waiver, permit or authorization of, or notice to, or declaration, filing or registration with, preparing applications to, conducting negotiations with, and the taking of any other action in respect of, any governmental agency or body or other person not a party to this Agreement required in connection with the execution, delivery or performance of this Agreement. The Company and the Purchaser will furnish to one another such necessary information and reasonable assistance as may be requested in connection with obtaining any necessary consent, approval, authorization or order.

      SECTION 7.8. Conduct of Business. The Company shall notify Purchaser prior to Closing of the occurrence or likely occurrence of any event or action listed in Section 7.1.

      SECTION 7.9. Covenant to Satisfy Conditions. Each party agrees to use all reasonable efforts to insure that the conditions set forth in Sections 5.1 and
5.2 hereof are satisfied prior to 12 noon on October 15, 1997 (the "Cut-Off Date"), insofar as such matters are within the control of such party.

      SECTION 7.10. Due Diligence. Purchaser shall periodically report to the Company about the results of its due diligence and its intention with respect to proceeding with the transactions contemplated by this Agreement.

      SECTION 7.11. Withholding Taxes. Interest, principal or other payments due under the Securities shall be net of withholding tax, if any, required by law, governmental order or regulation. The Company shall not be required to indemnify the Purchaser or its permitted successors or assignees with respect to any withholding taxes.

      SECTION 7.12. Other Investors. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not be violated by and nothing in this Agreement shall prevent, or in any way restrict, the sale and issuance to the Other Investors of notes and warrants pursuant to the Financing.

      SECTION 7.13. Other Agreements. The Company shall not agree to amend provisions contained in any other Note and Warrant Purchase Agreement entered into in connection with the Financing (collectively, the "Other Agreements") which are substantially similar to provisions contained in this Agreement if such amendment would grant rights or benefits to one or more parties to any Other Agreement which such party or parties do not have on the date hereof unless this Agreement is also simultaneously amended to include in respect of the parties hereto such additional rights, benefits or obligations.

                                  ARTICLE VIII

                               REGISTRATION RIGHTS

      SECTION 8.1. Registration Rights Agreement. The Company and the Purchaser shall enter into a Registration Rights Agreement, substantially in the form of Exhibit K hereto, providing the Purchaser with certain registration rights with respect to the shares of Common Stock issuable upon exercise of its Warrants or issuable as payment of interest on the Notes.

                                   ARTICLE IX

                                    TRANSFER

      SECTION 9.1. Transfer. Subject to Sections 9.2. 9.3 and 9.4, the Purchaser shall be entitled, directly or indirectly, to sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of (each, a "Transfer") all or any portion of the Purchaser's Securities at any time.

      SECTION 9.2. Right of First Offer. Prior to the consummation of the Company's IPO, the Purchaser may not Transfer all or any part of the Purchaser's Securities except after full compliance with the right of first offer procedures set forth below:

            (a) The Purchaser must first offer to sell the Securities it desires to sell (the "Offered Securities") to the Company at a price and on terms and conditions determined by the Purchaser and specified in the written notice in which the offer is made (the

      "Offer"). The Company shall have a period of 30 days after the Offer is made to accept the Offer by written notice to the Purchaser.

            (b) If the Company elects to purchase (on its behalf or on behalf of others) all of the Offered Securities, the closing of the sale of the Offered Securities will be held at the Company's principal office in New York on a date to be specified by the Company in it acceptance of the Offer which is not less than 10 days nor more than 60 days after the end of the 30-day period in which the Offer could be accepted. At the closing, the Company will deliver the consideration in accordance with the terms of the Offer, and the Purchaser will deliver the Securities purchased to the Company, duly indorsed for transfer, free and clear of all liens, claims and encumbrances.

            (c) If the Company does not elect to purchase all of the Offered Securities, the Purchaser will be free for a period of 90 days after the last day for such acceptance to sell, assign or transfer all, but not less than all, of the Offered Securities to a third party for a price and on terms no more favorable to the third party than those contained in the Offer. If the Offered Securities are not so sold within that 90-day period, all rights to sell the Offered Securities to a third party (without making another offer to the Company pursuant to this Section 9.2) will terminate and the provisions of this Section 9.2 will continue to apply to any proposed future transfer.

            (d) Notwithstanding the foregoing, in the event that the Company fails to close the purchase of the Offered Securities on the date specified in its acceptance of the Offer, the Purchaser shall be entitled, for a period of 120 days from the closing date originally set by the Company in its acceptance of the Offer, to sell, assign or transfer the Offered Securities at any reasonably negotiated price to any third party without having to further comply with the provisions of this Section 9.2; provided, however, that in the event that the Company's failure to close the purchase is due to an order, injunction or other similar mandate from a regulatory body of competent jurisdiction and the Company is using its best efforts to cause such order, injunction or mandate, as the case may be, to not apply to the purchase of the Offered Securities, then the Company shall have until the earlier of (i) the expiration of 30 days from the closing date originally set by the Company in its acceptance of the Offer or (ii) such time as the order, injunction or mandate becomes final and non-appealable in which to close the purchase of the Offered Securities before the provisions of this clause (d) become applicable.

      SECTION 9.3. Non-Transferability of Negative Covenants. Without limiting the generality of Section 13.4, in the event the Purchaser Transfers all or any portion of the Purchaser's Securities, the Negative Covenants set forth in
Section 7.1 shall not be transferred and the transferee of the Securities shall have no rights to enforce such Negative Covenants against the Company.

      SECTION 9.4. Restrictions on Transfers; Certain Permitted Transfers.

      (a) Purchaser agrees that it will not Transfer any of the Securities (whether before or after an IPO and whether or not Section 9.2 shall have been applicable), except:

            (i) a Transfer made in compliance with the federal and all applicable state securities laws to a trust, the beneficiaries of which, or to a corporation, partnership or limited liability company, the stockholders, limited or general partners or equity owners of which, include only the Purchaser or its "affiliates" (within the meaning of the Securities Act); provided that no Transfer pursuant to subsection (a)(i) of this Section 9.4 shall be given effect on the books of the Company unless and until the transferee shall agree in writing, in form and substance satisfactory to the Company, to become, and becomes, bound by substantially similar representations and warranties and restrictions on Transfer applicable to the Purchaser contained in this Agreement. Each person to whom the Securities may be Transferred pursuant to this Section 9.4(a)(i) is hereinafter sometimes referred to as "Permitted Transferee";

            (ii) a Transfer to a person other than a Permitted Transferee provided that (A) such Transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws, (B) if the Company so requests, the Company receives from the transferor an opinion of counsel that such Transfer may be effected without registration under the Securities Act and any applicable state securities laws, and (C) the transferee shall agree in writing, in form and substance satisfactory to the Company, to become, and becomes, bound by substantially similar representations and warranties and restrictions on Transfer applicable to the Purchaser contained in this Agreement; or

            (iii) a Transfer to the Company.

      (b) Each certificate evidencing Notes issued to the Purchaser or to a subsequent transferee shall include a legend in substantially the following form (in addition to any other statements or legends required by law):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A NOTE AND WARRANT PURCHASE AGREEMENT DATED OCTOBER 10, 1997. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS

      SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

      (c) Each Certificate evidencing Warrants issued to the Purchaser or to a subsequent transferee shall include a legend in substantially the following form (in addition to any other statements or legends required by law):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS, AND ANY SHARES OF COMMON STOCK ISSUED UPON THE EXERCISE THEREOF WILL BE, SUBJECT TO THE CONDITIONS SPECIFIED IN (I) A NOTE AND WARRANT PURCHASE AGREEMENT DATED OCTOBER 10, 1997, (II) A SHAREHOLDER AGREEMENT DATED OCTOBER --, 1997 AND (III) A VOTING AND TRANSFER AGREEMENT DATED OCTOBER --, 1997. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

      (d) Any purported Transfer in violation of this Section 9.4 shall be null and void and of no force or effect.

                                    ARTICLE X

                                 INDEMNIFICATION

SECTION 10.1. Indemnity.

            (a) The Company agrees to indemnify, defend and hold Purchaser and its Affiliates harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which Purchaser or its Affiliates may become subject insofar as such loss, liability, damage, claim, judgment, deficiency or expense arises out of or is based upon a suit or proceedings brought by a third party or threatened by a third party (i) arising out of or based upon any breach of any representation or warranty of the Company contained in this Agreement or the Securities or (ii) arising out of, related to or based upon any breach or default in the performance by the Company of any covenant or agreement of the Company contained in this Agreement or the Securities.

            (b) The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action or proceeding, subject to the provisions hereof, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates, to the extent provided in the preceding paragraph, from and against any loss, liability, damage or expense incurred by reason of such settlement or judgement.

            (c) Anything herein contained to the contrary notwithstanding, (i) the indemnification herein contained shall not extend to any losses, claims, damages, liabilities and expenses incurred by the Purchaser and its Affiliates to the extent such losses, claims, damages, liabilities and expenses arise out of a violation by the Purchaser or its Affiliates in connection with the transactions contemplated hereby of any of its representations, warrants or agreements set forth in this Agreement or any Security or any laws, rules, regulations or orders applicable to it in its capacity as a regulated institution of any type whatsoever, (ii) neither the Purchaser nor its Affiliates may assert any claims under this Section 10 unless and until the cumulative total of all such claims by such indemnitee exceeds an aggregate of $750,000 and (iii) the Company shall not be liable for any indemnification amounts under this Section 10.1 in excess of $10,000,000.

            (d) Promptly after receipt by any indemnified party under this
      Section 10 of notice of the commencement of any action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the delay or omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that such indemnifying party is actually prejudiced by such delay or failure to give notice. In case any such action or proceeding shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all expenses. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses or (b) the indemnifying party shall have failed to assume the defense of such action or proceeding and to employ counsel reasonably satisfactory to the indemnified party in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and supplied a copy of such opinion to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party).

            (e) Notwithstanding the foregoing, this Section 10.1 shall not restrict in any manner Purchaser's ability to collect the principal amount and interest due on the Notes.

                                   ARTICLE XI

                                EVENTS OF DEFAULT

      SECTION 11.1. Events of Default. The occurrence of one or more of the following events shall constitute an event of default ("Event of Default") under this Agreement:

            (a) Any principal amount due under the Notes shall not be paid when due;

            (b) Interest accrued and payable on the Notes or any fee due under this Agreement shall not be paid within 30 days after such interest or fee shall become due;

            (c) Any representation or warranty contained in this Agreement or any Related Agreement or any certificate, written statement, or other document furnished by the Company in connection with the negotiation of this Agreement or the sale of the Notes shall prove to have been untrue in any material respect when made which directly results in the occurrence of a Material Adverse Effect;

            (d) The Company shall default in the performance or observance of any term, covenant, or agreement on its part to be performed or observed under this Agreement or any Related Agreement and such default shall continue unremedied for a period of 60 days after written notice of such default from the Purchaser is delivered to the Company;

            (e) The Company shall (i) fail to pay any Indebtedness, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by demand or otherwise; or (ii) fail to perform any term, covenant or condition on its part to be performed under any agreement or instrument evidencing, securing or relating to any such Indebtedness, when required to be performed, and in the case of (ii), such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, if the effect of such failure is to accelerate, or to permit the holder or holders of such Indebtedness to accelerate, the maturity of such Indebtedness;

            (f) Either the Company or any of its Significant Subsidiaries (as defined in Regulation S-X under the Securities Act) shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or benefit of creditors or shall consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business;

            (g) Involuntary proceedings or an involuntary petition shall be commenced or filed against the Company or any of its Significant Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of the Company or any such Subsidiary or the appointment of a receiver, trustee, custodian or liquidator for the Company or any of its Significant Subsidiaries or a substantial part of the property, assets or business of the Company or any of its Significant Subsidiaries, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of the Company or any of its Significant Subsidiaries, and such proceeding or petition shall not be stayed, released, vacated or fully bonded within 60 days after commencement, filing or levy, as the case may be;

            (h) A final judgment or judgments not covered by insurance for the payment of money aggregating in excess of $100,000 is entered against the Company or any Significant Subsidiary and any one of such judgments remains undischarged and unstayed for a period of 60 days from the date of its entry; or

            (i) An "event of default" under an instrument evidencing any Indebtedness in a principal amount in excess of $100,000 shall occur and be continuing for a period of 30 days and such Indebtedness shall be declared immediately due and payable as a result thereof.

      SECTION 11.2. Optional Acceleration of Maturity. Upon the occurrence and during the continuation of an Event of Default other than an Event of Default with respect to the Company under subsections (f) and (g) of Section 11.1, the Majority Note Holders may declare by written notice (the "Acceleration Notice") to the Company the then outstanding principal amount of and the accrued and unpaid interest on the Notes to be forthwith due and payable, whereupon such principal and interest shall, if not cured within 30 days from the date of the Acceleration Notice, be and become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, or other notices or formalities of any kind, except the Acceleration Notice, all of which are hereby expressly waived by the Company.

      SECTION 11.3. Automatic Acceleration. In the case of the occurrence of an Event of Default with respect to the Company referred to in subsection (f) and
(g) of Section 11.1, the then outstanding principal amount of and the accrued and unpaid interest on the Notes, any fees and all other amounts payable by the Company under this Agreement and under the Notes shall be and become automatically and immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notices or formalities of any kind, all of which are hereby expressly waived by the Company.

                                   ARTICLE XII

                                   TERMINATION

      SECTION 12.1. Termination. This Agreement may be terminated and abandoned at any time prior to the Closing:

      (a) by the mutual consent of the Company and the Purchaser;

      (b) by the Purchaser in the event the Closing has not occurred on or before the Cut-Off Date by reason of the failure of any condition under Section
5.1 hereof, unless the failure of such consummation shall be due to the bad faith failure of the Purchaser to comply in all material respects with the agreements or covenants contained herein to be performed by the Purchaser on or before the Cut-Off Date;

      (c) by the Company in the event the Closing has not occurred on or before the Cut-Off Date by reason of the failure of any condition under Section 5.2 hereof, unless the failure of such consummation shall be due to the bad faith failure of the Company to comply in all material respects with the agreements or covenants contained herein to be performed by such party on or before the Cut-Off Date;

      (d) by the Purchaser if the Company has consummated a Competing Transaction prior to June 18, 1998 with a person other than the Purchaser, including a transaction with the persons identified on Section 12.1 of the Disclosure Schedule. A "Competing Transaction" shall mean a transaction that has as its principal purpose the raising of capital by the Company in order to pursue an acquisition of KMNGG, or any affiliate thereof, or to pursue a joint venture or similar transaction designed to achieve an acquisition of KMNGG; provided, however, that the participation by Other Investors with Beacon in the Financing in an aggregate amount not exceeding $20,000,000 shall not be deemed a Competing Transaction; or

      (e) by either the Company or the Purchaser in the event any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable.

      (f) by the Purchaser by written notice to the Company in accordance with
Section 12.3 hereof prior to the Final Closing (as defined in the Investment Agreement) if an event has occurred between the date hereof and the Final Closing (i) which would constitute a breach of the representations and warranties contained in Section 3.29 hereof if the exceptions to such representations and warranties set forth in those items of Section 3.29 of the Disclosure Schedule that make specific reference to Attachment I to the Disclosure Schedule were not applicable and (ii) which would directly result in a Material Adverse Effect.

      SECTION 12.2. Effect of Termination.

      (a) If this Agreement is terminated pursuant to Section 12.1(b) or (f), then in addition to, and in no way limiting, all other remedies available to the Purchaser, the Company shall be obligated to pay the Purchaser, in cash or Common Stock valued at $330 per share, as adjusted for any stock split, stock dividend, share distribution or similar transaction after the date hereof, at the option of the Company, an amount equal to all expenses, including reasonable fees and expenses of Purchaser's legal counsel, accountants and consultants, reasonably incurred by Purchaser in connection with the negotiation and preparation of this Agreement, including the Purchaser's due diligence examination of the Company, and the consummation of the transactions contemplated hereby, not to exceed $600,000 (the "Expense Reimbursement Amount"); and provided that Purchaser shall, subject to its fiduciary responsibility to its investors, use commercially reasonable efforts to keep such expenses below $400,000.

      (b) If this Agreement is terminated pursuant to Section 12.1(d), the Company shall be obligated to pay, in addition to the amounts provided in (a) above, a fee of $1,285,715 (the "Termination Fee"), payable in cash or Common Stock valued at $330 per share, as adjusted for any stock split, stock dividend, share distribution or similar transaction after the date hereof, at the option of the Purchaser; provided, the Company shall not be obligated to pay the Termination Fee if (i) this Agreement has not been signed by 5:00 p.m., New York City time, on September 24, 1997 because the Company has chosen not to pursue the transactions contemplated hereby or the Company cannot fulfill the conditions to Closing as set forth in Section 5.1 hereof, in each case solely as a result of actions taken in bad faith by the Purchaser, (ii) the Purchaser, at the time of the agreement, arrangement or understanding which results in the consummation of the Competing Transaction, is not in good faith willing to proceed with the transactions contemplated hereby on the terms contemplated herein, or (iii) the Purchaser has notified the Company that it no longer intends to pursue the transactions contemplated by this Agreement.

      (c) The provisions contained in this Section 12.2 shall survive the termination of the Agreement.

      SECTION 12.3. Procedure and Effect of Termination. In the event of the termination and abandonment of this Agreement by the Company or the Purchaser pursuant to Section 12.1 hereof, written notice thereof shall forthwith be given to the other party. If the transactions contemplated by this Agreement are terminated as provided herein:

            (a) Each party will redeliver all documents, work paper and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

            (b) The Purchaser shall hold in strict confidence all information obtained from the Company or any of the Subsidiaries pursuant to Section
      7.5 of this Agreement or otherwise in connection with the transactions contemplated hereunder (other than information and data that is or becomes generally available to the public other than through disclosure by the Purchaser or its partners, officers, employees, representatives or agents), and, without the prior written consent of the Company, the Purchaser shall not disclose any such information to anyone other than to its partners, officers, employees and representatives, except to the extent the Purchaser becomes legally compelled (including, without limitation, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose such information, in which case the Purchaser will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 12.3(b). In the event that such protective order or other remedy is not obtained or the Company waives compliance with the provisions of this Section 12.3(b), the Purchaser will furnish only the specific information it is legally required to disclose; and

            (c) No party to this Agreement will have any liability under this Agreement to the other except (i) as stated in Section 12.2 of this Agreement, in subparagraphs (a), (b) and (c) of this Section 12.3 or in
      Section 10.1 of this Agreement and (ii) for any willful breach of any provision of this Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      SECTION 13.1. Waivers and Amendments. This Agreement may be amended only in a writing signed by both parties. and any waiver of any provision hereof shall be effective only if set forth in a writing signed by the party charged with the waiver. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      SECTION 13.2. Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to the conflicts of laws provisions thereof.

      SECTION 13.3. Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing, regardless of any investigation made by or on behalf of any party or its representatives. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

      SECTION 13.4. Successors and Assigns.

            (a) Except as provided in Article IX hereof, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that either party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party including an acquisition through merger, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party.

            (b) Notwithstanding the provisions of Section 13.4(a), all transferees of Securities shall be subject to the restrictions on transfer set forth in Article IX hereof and, for so long as such transferee holds Securities, shall be deemed party to this Agreement for purposes of
      Article IX only.

            (c) Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void.

      SECTION 13.5. Entire Agreement. This Agreement and the Exhibits hereto (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

      SECTION 13.6. Notices. All notices that are required or may be given hereunder shall be in writing and may be given by personal delivery or by facsimile transmission or mail. The person sending any notice shall prepay all transmission charges. Any notice personally delivered or given by mail shall be deemed effective upon receipt. Transmission by a recognized courier service shall be deemed personal delivery and any notice so delivered shall be deemed received at the time of delivery confirmed by the courier service. Any notice sent by facsimile transmission shall be deemed received upon confirmation of transmission by the sender's facsimile machine. The following address and FAX number may be used for delivery of notices until another address or FAX number is specified by the Company or the Purchaser in a written notice to the other (provided, however, that the Company agrees to maintain an office in New York City as long as any Notes are outstanding):

      If to the Company:

            Khanty Mansiysk Oil Corporation
            125 Park Avenue, Suite 800
            New York, New York 10017-5699
            Attn.: John B. Fitzgibbons
            Fax: (212) 479-2505

      If to the Purchaser:

            Khanty Holdings LLC
            c/o The Beacon Group
            399 Park Avenue, 17th Floor
            New York, New York 10022
            Attention: John J. MacWilliams
            Fax:(212) 339-9109

      SECTION 13.7. Expenses; Reports. (a) The Company shall, at the Closing, reimburse the Purchaser for all expenses, including reasonable fees and expenses of Purchaser's legal counsel, accountants and consultants, reasonably incurred by Purchaser in connection with the negotiation and preparation of this Agreement, including the Purchaser's due diligence examination of the Company, and the consummation of the transactions contemplated hereby, not to exceed $600,000. Purchaser shall, subject to its fiduciary responsibility to its investors, use commercially reasonable efforts to keep such expenses below $400,000. The Company shall also pay all sales, transfer or other similar taxes which may be payable in connection with the transactions contemplated by this Agreement.

      (b) Within 30 days following the date on which the Company has reimbursed the expenses of the Purchaser pursuant to Section 13.7(a), Purchaser shall deliver to the Company a copy of all reports, or portions thereof, prepared for the Purchaser by its legal and financial representatives in connection with the Purchaser's due diligence examination of the Company and the transactions contemplated hereby which Purchaser, in its sole discretion, determines to be beneficial to the Company and not otherwise detrimental to Purchaser.

      SECTION 13.8. Attorneys' Fees. In the event of any litigation between the parties with respect to this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded by the court, its reasonable attorneys' fees and other costs of preparing for and participating in the litigation.

      SECT1ON 13.9. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

      SECTION 13.10. Captions. The captions of the sections and subsections of this Agreement and the Disclosure Schedule are for convenience of reference only, and are not to be considered in construing this Agreement and the Disclosure Schedule.

      SECT1ON 13.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, no one of which need be signed by both parties, and both of which together shall constitute one instrument.

      SECTION 13.12. Knowledge. As used herein, the term "knowledge of the Company" shall mean the actual knowledge of Tom Wilson and the Chief Executive Officer of the Company after due inquiry of Gerard De Geer and the officers and senior employees of the Company.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        KHANTY MANSIYSK OIL CORPORATION

                                        By:  /s/ John B. Fitzgibbons
                                           -------------------------------------
                                           Name:
                                           Title:


                                        KHANTY HOLDINGS LLC

                                        By: The Beacon Group Energy Investment
                                            Fund, L.P.

                                        By: Beacon Energy Investors, L.L.C., its
                                            General Partner

                                        By: Energy Fund GP, Inc., a member

                                        By:  /s/ Robert F. Semmens
                                           -------------------------------------
                                           Name:  Robert F. Semmens
                                           Title: Managing Director

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A NOTE AND WARRANT PURCHASE AGREEMENT DATED OCTOBER 10, 1997. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

      THIS NOTE IS ISSUED ON OCTOBER 15, 1997 WITH AN ISSUE PRICE OF $27,768,379 AND ORIGINAL ISSUE DISCOUNT OF $2,231,621 (BASED UPON A YIELD TO MATURITY OF 12.00%).

                         KHANTY MANSIYSK OIL CORPORATION

                                 PROMISSORY NOTE

US$30,000,000                                                   October 15, 1997

      FOR VALUE RECEIVED, Khanty Mansiysk Oil Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of Khanty Holdings LLC, a Delaware limited liability company ("Lender"), the principal sum of Thirty Million Dollars (US$30,000,000), with interest on the outstanding balance thereof at the rate of 10% per annum from the date hereof until paid in full.

      This Note (the "Note") is issued pursuant to and is entitled to the benefits of, and is otherwise subject to the provisions of, the Note and Warrant Purchase Agreement dated October 10, 1997, among the Company and Lender (as amended or otherwise supplemented from time to time, the "Note Purchase Agreement"). The Note Purchase Agreement, among other things, contains provisions for (i) mandatory and optional redemption, (ii) restrictions on transfer of the Note, (iii) events of default and (iv) exchange of Notes in denominations of $1,000 or integral multiples thereof.

      Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement.

      This Note is also subject to the following terms and conditions:

      1. Computation and Payment of Interest. The Company shall pay interest on the unpaid principal amount of the Note from the date of the Note until such principal amount shall be paid in full, at a rate equal to 10% per annum. Accrued interest on the unpaid principal amount of the Note shall be payable quarterly on September 30, December 31, March 31 and June 30 of each year until the Note is paid in full with the first such payment due on December 31, 1997. The Company shall make each payment under the Note not later than 12:00 noon, New York City Time, on the day when due. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) elapsed. Whenever any payment under the Note shall be stated to be due on a the other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

      2. Payment of Principal. Unless sooner declared due hereunder, the principal amount of this Note shall be paid on the date fixed for such payment pursuant to Section 2.3 of the Note Purchase Agreement; provided, however, that upon the occurrence of an Event of Default, at the option of Lender or automatically, as the case may be, the then outstanding principal amount of the Note, together with all interest accrued and unpaid thereon, may become immediately due and payable in the manner, upon the conditions and with the effect set forth in the Note Purchase Agreement, and the rights and remedies provided in the Note Purchase Agreement shall apply.

      3. Method of Payment. Accrued interest shall be payable, at the Company's option, in either United States dollars or Common Stock or a combination thereof. If all or any portion of such interest is paid in Common Stock, each share of Common Stock shall be valued for this purpose as being equal to the exercise price of the Warrants at the time of such payment. The Company will pay principal in United States dollars, except as provided in Section 2 of the Warrants whereby payment of the Exercise Price (as defined in the Warrants) may be made by delivery of this Note in such principal amount equal to the Exercise Price. Payments of principal and interest shall be made in United States dollars by wire transfer in immediately available funds to the account specified by the Lender or other holder of this Note (the "Holder") or by delivery of stock certificates representing shares of Common Stock to the Holder, as the case may be. Principal and interest shall be paid at such place as the Holder may designate in writing to the Company. The Holder must surrender this Note to the Company at the time of final payment of principal.

      4. Prepayment. The Company shall have no right to prepay this Note, except as expressly permitted or required under the Note Purchase Agreement, without the consent of the Holder.

      5. Application of Payments. All payments received on this Note shall be applied first to the payment of accrued interest and then to the reduction of principal.

      6. Waivers. The Company, for itself and its successors and assigns and any endorsers of this Note from time to time hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and any other notice not provided for in the Note Purchase Agreement that the Company may lawfully waive. No delay in exercising any right under this Note shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of Lender under this Note operate as a waiver of any other rights. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      7. Attorneys' Fees. If this Note or interest thereon is not paid when due, or suit is brought to enforce any right hereunder, the Company and each successor, assignee and endorser of this Note agrees to pay all reasonable costs of collection and enforcement, including reasonable attorneys' fees. In the event of any bankruptcy or insolvency proceedings involving the Company, costs of collection shall include all costs and attorneys' fees incurred in connection with such proceedings, including the fees of counsel for attendance at meetings of creditors.

      8. Interest After Due Date. If the principal of or any accrued interest on this Note is not paid when due, as a result of acceleration or otherwise, the overdue amount shall bear interest (v) for a period of 45 days subsequent to the date fixed for redemption at an annual rate of 12% and (vi) following such 45 day period at an annual rate of 18%.

      9. Interest Savings Clause. Notwithstanding any other provision hereof, the interest payable hereunder shall be limited to the maximum amount permitted under applicable law. If any amount is paid hereunder which would be usurious under applicable law, it shall be deemed a prepayment of principal or shall be promptly refunded to the Company as necessary to avoid violation of any applicable usury statute.

      10. Rights and Priorities. The rights and priorities of the holders of this Note with respect to payment of interest and principal shall be pari passu with the rights and priorities of all other holders of notes issued pursuant to the Financing, except with respect to rights granted to Lender in the Warrant Certificate, dated as of October 15, 1997, from the Company to Lender, to apply principal of the notes of the Company held by Lender towards the exercise price of warrants of the Company held by Lender when converting such warrants into common stock of the Company pursuant to the exercise of its tag along rights under the Voting and Transfer Agreement, dated as of October 15, 1997, by and among the Company, Lender, Waldo Securities, S.A. and the Brunswick Fitzgibbons Trust Company LLC.

      11. Notices. Any notice, request, demand, consent, approval or other communication which the Company or Lender are obligated or may elect to give hereunder shall be given in the form and in the manner set forth in the Note Purchase Agreement for the giving of notices thereunder and shall be deemed given for the purposes hereof at such time as the same, if given under the Note Purchase Agreement, would be deemed given.

      12. Severability. If any provision of this Note or the application thereof to any party or circumstances is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be several in any such instance.

      13. Governing Law. This Note shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.

                                        KHANTY MANSIYSK OIL CORPORATION

                                        By:  /s/ John B. Fitzgibbons
                                           -------------------------------------
                                           Name:
                                           Title:

                         KHANTY MANSIYSK OIL CORPORATION

                        RESTRICTIONS ON TRANSFER OF SECURITIES: THE SECURITIES
                  REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS, AND ANY SHARES OF COMMON STOCK ISSUED UPON THE EXERCISE HEREOF WILL BE, SUBJECT TO THE CONDITIONS SPECIFIED IN (I) A NOTE AND WARRANT PURCHASE AGREEMENT DATED OCTOBER 10, 1997, (II) A SHAREHOLDER AGREEMENT DATED OCTOBER 15, 1997 AND (III) A VOTING AND TRANSFER AGREEMENT DATED OCTOBER 15, 1997. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

                               WARRANT CERTIFICATE

      THIS WARRANT dated as of October 15, 1997 (hereinafter, this "Warrant") is from Khanty Mansiysk Oil Corporation, a Delaware corporation (the "Company") to Khanty Holdings LLC, a Delaware limited liability company ("Warrantholder").

      SECTION 1. Grant of Warrant. For value received, the Company hereby grants to Warrantholder or its assigns the right to purchase from the Company 66,667 shares of the Company's common stock, no par value per share ("Common Stock") (or such larger or smaller number of shares as shall become subject to this Warrant pursuant to Section 3 hereof) at an exercise price of $450.00 per share (the "Exercise Price") (or such adjusted price pursuant to Section 3 hereof) or in a cashless exchange for a reduced number of shares (the "Net Issuable Exchange") as determined by the exchange formula pursuant to Section 10 below. The amount and kind of securities purchasable pursuant to the rights granted hereunder are subject to adjustment pursuant to the provisions contained in this Warrant.

      SECTION 2. Duration and Exercise of Warrant. Except as otherwise set forth in Section 4 hereof, this Warrant shall become exercisable on and after October 15, 1997 (the "Exercise Date") and shall expire at 5:00 p.m., New York, New York time, on October 15, 2002, or if said date shall in the State of New York be a holiday or a day on which banks are authorized to close, the next following date which in the State of New York is neither a holiday nor a day on which banks are authorized to close (the "Expiration Date").

      In order to exercise the right to purchase Common Stock granted herein, the Warrantholder shall surrender this Warrant and shall tender the Exercise Price. The Warrantholder may purchase all or any number of the shares of Common Stock subject to this Warrant, but in no event shall fractional shares of Common Stock be issued with regard to such exercise. In the event that less than all of the shares of Common Stock subject to this Warrant are purchased at any time prior to 5:00 p.m., New York, New York time on the Expiration Date, a new Warrant shall be issued for the remaining number of shares of Common Stock which the Warrantholder was at the time entitled to purchase hereunder. All Warrants not exercised prior to 5:00 p.m., New York, New York time on the Expiration Date shall cease to be exercisable and shall expire and become void, and all rights hereunder shall cease.

      Payment of the Exercise Price shall be made in cash, by wire transfer or certified or official bank check; provided, however, that in the event the Warrantholder exercises its Tag Along Rights under Article VII of the Voting and Transfer Agreement, dated as of October 15, 1997, among the Company, the Warrantholder, Brunswick Fitzgibbons Trust Company LLC ("BFTC") and Waldo Securities S.A. ("Waldo"), in connection with a sale of Common Stock by BFTC, then payment of the Exercise Price for the shares of Common Stock to be sold may be made by delivery of notes of the Company held by the Warrantholder that have a principal amount equal to the aggregate Exercise Price (a "Note Delivery Exercise"); provided, further, that in the event Waldo is the Selling Holder (as defined in the Voting and Transfer Agreement), then the percentage of shares of Common Stock underlying this Warrant that may be issued upon a Note Delivery Exercise shall not exceed the percentage that the shares of Common Stock being sold by BFTC represent of the total number of outstanding shares of Common Stock held by BFTC.

      Upon surrender of this Warrant and payment of the Exercise Price, the Company shall issue or cause to be issued with all reasonable dispatch to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate, a certificate or certificates for the number of full shares of Common Stock issuable upon the exercise of such Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date of the surrender of this Warrant and payment of the Exercise Price.

      SECTION 3. Adjustment of Number of Shares Purchasable and Exercise Price. The total number of shares of Common Stock purchasable hereunder and Exercise Price shall be subject to adjustment from time to time as follows:

            (a) Adjustment for Change in Capital Stock. If the Company:

                  (1) pays a dividend or makes a distribution on its Common
            Stock in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (5) issues by reclassification of its Common Stock any shares of its capital stock;

      then the number of shares of Common Stock purchasable pursuant to this Warrant immediately prior to such action shall be adjusted so that the Warrantholder may receive upon the exercise of this Warrant without payment of any additional consideration the number of shares of capital stock of the Company which it would have owned immediately following such action if it had exercised such Warrant in full immediately prior to such action. In the case of an adjustment to the number of shares of Common Stock purchasable upon exercise of this Warrant pursuant to clause (1),
      (2) or (3) above, the Exercise Price shall be proportionately reduced (in the case of clauses (1) and (2)) or proportionately increased (in the case of clause (3)), as the case may be. In the event of an adjustment under clause (4) or (5) above, the aggregate Exercise Price shall be equitably allocated to each share of capital stock for which this Warrant will then be exercisable, as determined by the Company whose determination shall be conclusive absent manifest error.

            The adjustment pursuant to this Section 3(a) shall become effective on the effective date of such event, retroactive to the record date, if any, for such event.

            (b) Adjustment for Common Stock Issue. If the Company issues or sells any Common Stock or any security that is convertible into or exchangeable for Common Stock for consideration that represents as of the date of such issuance or sale a price per share of Common Stock that is less than the then Exercise Price, then upon such issuance or sale, (i) the Exercise Price shall be adjusted to equal the per share price of the Common Stock in such issuance or sale, and (ii) the number of shares of Common Stock purchasable pursuant to this Warrant shall be increased so that the Warrantholder may receive upon the exercise of this Warrant at the adjusted Exercise Price, the number of shares of capital stock of the Company that has a cost basis immediately following such action equal to the cost basis of the shares of Common Stock that the Warrantholder would have owned if it had exercised such Warrant in full immediately prior to such action.

            Notwithstanding the foregoing, no adjustment shall occur pursuant to this Section 3(b) in the case of issuances or sales of Common Stock or securities convertible into or exchangeable for Common Stock if such issuance or sale is made pursuant to (i) agreements, obligations, arrangements or commitments existing prior to the date hereof or (ii) employee or executive stock option plans.

            The adjustment pursuant to this Section 3(b) shall become effective on the date of such issuance or sale.

            (c) Adjustment for Rights Issue or Other Distributions. If the Company fixes a record date for the issuance to all holders of its Common Stock any rights or warrants (or any similar securities) to purchase any securities of the Company or any assets in liquidation of the Company, the Company shall distribute to the Warrantholder such rights or warrants or assets that the Warrantholder would have received if it had exercised its Warrant in full immediately prior to such record date.

            The adjustment shall be made successively whenever any such distribution is made and shall become effective retroactive to the record date for the determination of shareholders entitled to receive the distribution.

            (d) Reorganization of Company. If the Company is a party to a transaction in which the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to, any person, or a merger which reclassifies or changes its outstanding Common Stock, upon consummation of such transaction this Warrant shall either (i) be exchanged for a warrant to purchase the kind and amount of capital stock of the resulting entity which the Warrantholder would have received if it had exercised this Warrant immediately before the effective date of the transaction, if the Company concludes in good faith that it is able to do so without in any way adversely affecting such transaction or its consummation or (ii) become exercisable for the kind and amount of securities, cash or other assets distributed to shareholders of the Company in connection with such transaction equivalent in value to the fair market value of this Warrant determined by a mutually agreed upon internationally recognized independent investment banking firm with experience in both the Former Soviet Union and energy using the Black-Scholes model for valuing warrants (the fees and expenses of such investment banking firm engaged pursuant to this Section 3(d) to be paid by the Company).

            If this subsection (d) applies, Sections 3(a), 3(b) and 3(c) hereof shall not apply to such transaction.

            (e)   Notice of Certain Transactions. If:

                  (1) the Company takes any action that would require any
            adjustment in the number of shares of Common Stock subject to this Warrant or the number of warrants or rights or other securities to which the Warrantholder is entitled pursuant to Sections 3(a), 3(b), 3(c) or 3(d); or

                  (2) there is a liquidation or dissolution of the Company;

      the Company shall mail to the Warrantholder a notice stating the proposed record date for an issuance, dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution or other action contemplated by (1) or (2) above. The Company shall mail the notice at least 15 days before such record date or effective date.

            (f) Issuance of New Warrant. In the event of any adjustment or change in the number of shares of Common Stock actually purchasable under this Warrant, if requested in writing by any Warrantholder, the Company will issue and deliver a new Warrant certificate evidencing such adjustment or change to the Warrantholder as soon as practicable after such adjustment or change.

      SECTION 4. Company Right to Force Warrant Exercise. The Company shall have the option to require the exercise of this Warrant with respect to up to 50% of the shares of Common Stock subject to this Warrant (as the same may be adjusted from time to time) (i) upon a Qualifying IPO (as defined below) or (ii) at any time subsequent to a Qualifying IPO, if the average of the daily Closing Price (as defined below) per share of Common Stock for 20 consecutive business days is greater than or equal to the Qualifying Price (as defined below) on the date of determination.

      In the event the Company elects to require exercise of any portion of this Warrant, the Company shall notify (the "Call Notice") the Warrantholder. The Call Notice shall establish a date (the "Call Date") not less than 30 and not more than 45 days after the date the Call Notice is given on which such portion of this Warrant must be exercised. From and after the Call Date, this Warrant shall cease to be exercisable and shall expire and become void and the Company shall issue and deliver to the Warrantholder a new Warrant certificate evidencing the right to receive upon exercise shares of Common Stock underlying the portion of this Warrant that was either not exercised or not required to be exercised pursuant to this Section 4.

      "Qualifying IPO" means an Initial Public Offering with net proceeds of at least $80 million and an offering price per share equal to the Qualifying Price as of the closing date of the Initial Public Offering.

      "Qualifying Price" means a price per share of Common Stock that represents at least a 35% annual appreciation in the value of the equity underlying this Warrant on an as-exercised-basis from the date of issuance of this Warrant through the date of determination. For purposes of this definition, the base equity value per share of Common Stock from which the appreciation shall be calculated is $450 (as the same may be adjusted pursuant to the first paragraph of this Section 4).

      "Initial Public Offering" means the first underwritten offering after the date hereof of Common Stock which is registered pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Act") (other than a registration statement filed on Form S-4 or S-8 or any other forms prescribed for the same or similar purposes).

      "Closing Price" means if the Common Stock is traded on a securities exchange or on the Nasdaq National Market or Nasdaq SmallCap Market, the reported closing sale price of the Common Stock on such exchange or on the Nasdaq National Market or Nasdaq SmallCap Market or, if the Common Stock is otherwise traded in the over-the-counter market, the reported closing bid price.

      SECTION 5. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise or exchange of a Warrant. Cash payments shall be made in lieu of fractional shares of Common Stock otherwise issuable upon such exercise or exchange.

      SECTION 6. Reservation of Shares. The Company has reserved and covenants that until the Expiration Date it will at all times keep reserved out of its authorized Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon exercise of this Warrant free from preemptive rights. The Company will not change the par value of the Common Stock as long as this Warrant is outstanding. The Company will take all such actions as may be necessary to insure that all shares of capital stock delivered upon exercise of this Warrant will be duly and validly authorized and issued and fully paid and nonassessable and free from preemptive rights with respect to the issue thereof.

      SECTION 7. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of shares of Common Stock upon the exercise of this Warrant.

      SECTION 8. Governmental Approvals; Suspension of Warrant Exercises; Required Extension of Exercise Period. The Company, at its sole expense, shall make all filings with, and obtain and keep effective all orders, permits, consents and approvals of, governmental agencies and authorities which may be or become required of the Company under applicable federal and state securities laws in connection with the issuance, sale and delivery by the Company of this Warrant and the exercise of this Warrant. The Company may suspend the exercise of this Warrant during such period as may be necessary to obtain or keep effective all such required orders, permits, consents and approvals of governmental agencies and authorities. In the event of any such suspension, the Expiration Date shall be extended for the number of days that such suspension was in effect.

      SECTION 9. Warrant Transferable. Subject to the provisions of Section 1 hereof and Article IX of the Note and Warrant Purchase Agreement, dated October 10, 1997, among the Company and the Warrantholder (as amended or otherwise supplemented from time to time, the "Note and Warrant Purchase Agreement"), this Warrant and all rights hereunder are transferable by the Warrantholder in whole or in part, without charge to the Warrantholder, upon surrender of this Warrant with a properly executed assignment at the principal office of the Company.

      SECTION 10. The Net Issuable Exchange.

      (a) In addition to and without limiting the rights of the Warrantholder under the terms of this Warrant, the Warrantholder shall have the right (the "Conversion Right") to convert this Warrant into shares of Common Stock as provided in this Section 10 at any time or from time to time prior to the Expiration Date. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Warrantholder, without payment by the Warrantholder of any exercise price or any cash or other consideration, a number of shares of Common Stock determined by multiplying the number of Converted Warrant Shares by the following:

                               FMV - Exercise Price
                            -------------------------
                                       FMV

      FMV ("fair market value" as defined below) and Exercise Price shall be determined as of the close of business on the Conversion Date (as defined below).

      For purposes of this Warrant Certificate, the "fair market value" of a share of the Common Stock as of a particular date shall mean, if the Common Stock is traded on a securities exchange or on the Nasdaq National Market or Nasdaq SmallCap Market, the average of the closing prices of the Common Stock on such exchange or on the Nasdaq National Market or Nasdaq SmallCap Market on the 20 trading days ending on the trading day prior to the date of determination, or, if the Common Stock is otherwise traded in the over-the-counter market, the average of the closing bid prices on the 20 trading days ending on the trading day prior to the date of determination. If at any time the Common Stock is not traded on an exchange or on the Nasdaq National Market or Nasdaq SmallCap Market or otherwise traded in the over-the-counter market, the Market Price shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of a date that is within 20 days of the date as of which the determination is to be made, or (ii) the average of the fair market values thereof determined in good faith by (a) any firm of independent public accountants or an internationally recognized independent investment banking firm with experience in both the Former Soviet Union and energy selected by the Board of Directors of the

Company and (b) any firm of independent public accountants or an internationally recognized independent investment banking firm with experience in both the Former Soviet Union and energy selected by Beacon, each as of a date that is within 20 days of the date as of which the determination is to be made (the fees and expenses of any such independent public accountants or internationally recognized independent investment banking firm engaged pursuant to this definition to be paid by the Company).

      (b) The Conversion Right may be exercised by the Warrantholder by surrendering this Warrant Certificate at the principal office of the Company together with a written statement specifying that the Warrantholder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in subsection
(a) above as the "Convened Warrant Shares") in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant Certificate together with the aforesaid written statement or on such later date as is specified therein (the "Conversion Date"), but not later than the Expiration Date. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right and, in the case of a partial exercise, a new warrant certificate evidencing the shares remaining subject to this Warrant shall be issued as of the Conversion Date and shall be delivered to the Warrantholder within 15 days following the Conversion Date.

      SECTION 11. Stock Purchase Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Warrantholder at the time of such surrender. The date the Company initially issued the predecessor of this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants".

      SECTION 12. Securities Law Restrictions; Legend. This Warrant, any new Warrant issued to evidence any rights hereunder and any shares of Common Stock issued upon the exercise hereof and thereof may not be sold, transferred, assigned or otherwise disposed of unless such sale, transfer, assignment or disposition is made pursuant to an effective registration statement under the Act and is qualified or registered under all applicable state securities laws, or the Company receives from the transferror an opinion of counsel, reasonably satisfactory to the Company, stating that such sale, transfer, assignment or disposition is exempt from the registration, qualification and prospectus delivery requirements of the Act and the applicable state securities laws and, in each case, in compliance with Article IX of the Note and Warrant Purchase Agreement.

      This Warrant and any new Warrant issued to evidence rights hereunder shall have imposed thereon the following legend:

                  RESTRICTIONS ON TRANSFER OF SECURITIES: THE SECURITIES
            REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS, AND ANY SHARES OF COMMON STOCK ISSUED UPON THE EXERCISE THEREOF WILL BE, SUBJECT TO THE CONDITIONS SPECIFIED IN (I) A NOTE AND WARRANT PURCHASE AGREEMENT DATED OCTOBER 10, 1997, (II) A SHAREHOLDER AGREEMENT DATED OCTOBER 15, 1997 AND (III) A VOTING AND TRANSFER AGREEMENT DATED OCTOBER 15, 1997. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

      Each certificate representing shares of Common Stock issued upon the exercise hereof or upon the exercise of any new Warrant issued to evidence rights hereunder shall bear a legend to the following effect unless the Company shall have received from the Warrantholder an opinion of its counsel, reasonably satisfactory to the Company, to the effect that such legend is unnecessary under the Act:

                  RESTRICTIONS ON TRANSFER OF SECURITIES: THE SECURITIES
            REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN (I) A SHAREHOLDER AGREEMENT DATED OCTOBER 15, 1997 AND (II) A VOTING AND TRANSFER AGREEMENT DATED OCTOBER 15, 1997. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

      SECTION 13. No Stock Rights. The Warrantholder shall not be entitled to vote nor shall be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise, until the date of exercise of this Warrant.

      SECTION 14. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Warrantholder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate.

      SECTION 15. Notices to Warrant holder. Whenever the number of shares of Common Stock subject to this Warrant or the number of rights or warrants to which the Warrantholder is entitled is adjusted as provided in Section 3 hereof, the Company will promptly compute such adjustment and prepare and furnish a certificate setting forth the number of shares of Common Stock purchasable upon exercise of this Warrant as so adjusted or the number of rights or warrants to which the Warrantholder is entitled and a brief statement of the facts accounting for such adjustment, and will mail a brief summary thereof to the Warrantholder at his last address as it appears on this Warrant transfer records of the Company

      SECTION 16. Notices to Company and Warrantholder. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered either personally or by mail, by telegram, telex, telecopy or similar facsimile means, or by express courier or delivery service, addressed as follows:

            (i) if to the Warrantholder, at 399 Park Avenue, 17th Floor, New York, New York 10022, Attention: John J. MacWilliams, or at such other address as may have been furnished to the Company in writing by the Warrantholder;

            (ii) if to the Company, at 125 Park Avenue, Suite 800, New York, New York 10017, Attention: John B. Fitzgibbons, or at such other address as may have been furnished to the Warrantholder in writing by the Company.

      Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by mail.

      SECTION 17. Governing Law. THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

      SECTION 18. Benefits of This Agreement. Nothing in this Warrant shall be construed to give to any person or company other than the Company and the Warrantholder, any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the day and year first above written.

                                        KNANTY MANSIYSK OIL CORPORATION


                                        By: /s/ John B. Fitzgibbons
                                           -------------------------------------
                                           Name: John B. Fitzgibbons
                                           Title: